Exhibit 99.1

MANAGEMENT’S REPORT ON INTERNAL CONTROL

OVER FINANCIAL REPORTING

Management of the Company, including the Chief Executive Officer and the Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act of 1934, as amended. Internal control over financial reporting is a process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2012 based on the Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation, management has concluded that our internal control over financial reporting was effective as of December 31, 2012.

The effectiveness of our internal control over financial reporting as of December 31, 2012 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which is included herein.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of LyondellBasell Industries N.V.

In our opinion, the accompanying consolidated balance sheets as of December 31, 2012 and 2011 and the related consolidated statements of income, of comprehensive income, of stockholders’ equity and of cash flows for the two years ended December 31, 2012 and for the period from May 1, 2010 through December 31, 2010 present fairly, in all material respects, the financial position of LyondellBasell N.V. and its subsidiaries (the “Company” or the “Successor”) at December 31, 2012 and 2011 and the results of their operations and their cash flows for the two years ended December 31, 2012 and for the period from May 1, 2010 through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits (which were integrated audits in 2012 and 2011). We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Notes 1 and 23 to the consolidated financial statements, on April 23, 2010, the United States Bankruptcy Court confirmed LyondellBasell Industries AF S.C.A.’s (“the Predecessor Company”) Third Amended and Restated Plan of Reorganization and the debtors emerged from Chapter 11 protection on April 30, 2010. As of the emergence date, the Predecessor Company’s equity interests in its indirect subsidiaries terminated and the Successor now owns and operates, directly and indirectly, substantially the same business as the Predecessor Company owned and operated prior to emergence from the bankruptcy cases. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting on May 1, 2010.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP

Houston, Texas

February 12, 2013, except for Note 25, as to which the date is June 17, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of LyondellBasell Industries N.V.

In our opinion, the accompanying consolidated statements of income, of comprehensive income, of stockholders’ equity and of cash flows for the period from January 1, 2010 through April 30, 2010 present fairly, in all material respects the results of operations and cash flows for the period from January 1, 2010 through April 30, 2010 of the Predecessor of LyondellBasell Industries N.V and its subsidiaries (the “Predecessor Company”) in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Predecessor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

As discussed in Notes 1 and 23 to the consolidated financial statements, on April 23, 2010, the United States Bankruptcy Court confirmed the Predecessor Company’s Third Amended and Restated Plan of Reorganization and the debtors emerged from Chapter 11 protection on April 30, 2010. As of the emergence date, the Predecessor Company’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. (the “Successor Company”) now owns and operates, directly and indirectly, substantially the same business as the Predecessor Company owned and operated prior to emergence from the bankruptcy cases. In connection with its emergence from bankruptcy, the Successor Company adopted fresh start accounting on May 1, 2010.

PricewaterhouseCoopers LLP

Houston, Texas

March 17, 2011, except for Revision II described in Note 2 (not presented herein) to the consolidated financial statements appearing in the Registration Statement on Form S-4/A of LyondellBasell Industries N.V. filed on September 6, 2011, as to which the date is August 12, 2011, and except for the effects of discontinued operations discussed in Note 3 and the change in the composition of reportable segments discussed in Note 22, as to which the date is February 12, 2013.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF INCOME

	Successor			Predecessor
			May 1 through December 31, 2010	January 1 through April 30, 2010
	Year Ended
Millions of dollars, except earnings per share	December 31,
	2012	2011
Sales and other operating revenues:
Trade	$44,315	$47,067	$25,409	$12,600
Related parties	1,037	1,116	723	207

	45,352	48,183	26,132	12,807
Operating costs and expenses:
Cost of sales	39,595	42,732	23,183	11,744
Selling, general and administrative expenses	909	918	558	304
Research and development expenses	172	196	99	55

	40,676	43,846	23,840	12,103
Operating income	4,676	4,337	2,292	704
Interest expense	(655)	(1,044)	(539)	(711)
Interest income	15	37	17	5
Other income (expense), net	2	30	(102)	(259)

Income (loss) from continuing operations before equity investments, reorganization items and income taxes	4,038	3,360	1,668	(261)
Income from equity investments	143	216	86	84
Reorganization items	4	(45)	(23)	7,124

Income from continuing operations before income taxes	4,185	3,531	1,731	6,947
Provision for (benefit from) income taxes	1,327	1,059	170	(1,315)

Income from continuing operations	2,858	2,472	1,561	8,262
Income (loss) from discontinued operations, net of tax	(24)	(332)	19	242

Net income	2,834	2,140	1,580	8,504
Net loss attributable to non-controlling interests	14	7	7	60

Net income attributable to the Company shareholders	$2,848	$2,147	$1,587	$8,564

Earnings (loss) per share:
Net income (loss) attributable to the Company shareholders—
Basic:
Continuing operations	$5.01	$4.34	$2.76
Discontinued operations	(0.04)	(0.58)	0.03

	$4.97	$3.76	$2.79

Diluted:
Continuing operations	$4.96	$4.32	$2.75
Discontinued operations	(0.04)	(0.58)	0.03

	$4.92	$3.74	$2.78

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Successor			Predecessor
			May 1 through December 31, 2010	January 1 through April 30, 2010
	Year Ended
	December 31,
Millions of dollars	2012	2011
Net income	$2,834	$2,140	$1,580	$8,504
Other comprehensive income, net of tax –
Financial derivatives:
Financial instrument adjustments during the period	—	—	—	141
Income tax expense (benefit)	—	—	—	51

Financial derivatives, net of tax	—	—	—	90

Unrealized losses on held-for-sale securities held by equity investees:
Unrealized losses arising during the period	—	—	—	(13)
Income tax expense (benefit)	—	—	—	—

Unrealized loss on held-for-sale securities held by equity investees, net of tax	—	—	—	(13)

Defined benefit and other postretirement benefit plans:
Prior service cost arising during the period	12	(16)	(10)	—
Reclassification adjustment for amortization of prior service cost included in net income	3	—	—	—
Net actuarial loss arising during the period	(198)	(382)	(53)	(45)
Reclassification adjustment for net actuarial loss included in net income	24	—	—	—

Defined benefit and other postretirement benefit plans, before tax	(159)	(398)	(63)	(45)
Income tax expense (benefit)	(38)	(128)	(30)	3

Defined benefit and other postretirement benefit plans, net of tax	(121)	(270)	(33)	(48)

Foreign currency translations adjustment:
Unrealized net change arising during the period	136	(237)	118	(34)
Income tax expense (benefit)	(1)	1	4	(9)

Foreign currency translations, net of tax	137	(238)	114	(25)

Total other comprehensive income (loss)	16	(508)	81	4

Comprehensive income	2,850	1,632	1,661	8,508
Comprehensive loss attributable to non-controlling interest	14	7	7	60

Comprehensive income attributable to the Company shareholders	$2,864	$1,639	$1,668	$8,568

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED BALANCE SHEETS

	December 31,
Millions, except shares and par value data	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$2,732	$1,065
Restricted cash	5	53
Accounts receivable:
Trade, net	3,720	3,582
Related parties	184	196
Inventories	5,075	5,499
Prepaid expenses and other current assets	570	1,040

Total current assets	12,286	11,435
Property, plant and equipment, net	7,696	7,333
Investments and long-term receivables:
Investment in PO joint ventures	397	412
Equity investments	1,583	1,559
Other investments and long-term receivables	383	72
Goodwill	591	585
Intangible assets, net	1,038	1,177
Other assets	246	266

Total assets	$24,220	$22,839

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED BALANCE SHEETS

	December 31,
Millions, except shares and par value data	2012	2011
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1	$4
Short-term debt	95	48
Accounts payable:
Trade	2,440	2,562
Related parties	845	852
Accrued liabilities	1,157	1,242
Deferred income taxes	558	310

Total current liabilities	5,096	5,018
Long-term debt	4,304	3,980
Other liabilities	2,327	2,277
Deferred income taxes	1,314	917
Commitments and contingencies
Stockholders’ equity:
Ordinary shares, €0.04 par value, 1,275 million shares authorized, 575,216,709 and 573,390,514 shares issued, respectively	31	31
Additional paid-in capital	10,351	10,272
Retained earnings	1,274	841
Accumulated other comprehensive loss	(411)	(427)
Treasury stock, at cost, 3,206,033 and 4,051,013 ordinary shares, respectively	(106)	(124)

Total Company share of stockholders’ equity	11,139	10,593
Non-controlling interests	40	54

Total equity	11,179	10,647

Total liabilities and equity	$24,220	$22,839

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31, 2010	January 1 through April 30, 2010
Millions of dollars	2012	2011
Cash flows from operating activities:
Net income	$2,834	$2,140	$1,580	$8,504
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	983	931	558	565
Asset impairments	22	52	28	9
Amortization of debt-related costs	24	30	23	307
Charges related to payment of debt	34	31	18	—
Inventory valuation adjustment	—	—	42	—
Equity investments –
Equity income	(143)	(216)	(86)	(84)
Distribution of earnings, net of tax	147	206	34	18
Deferred income taxes	715	452	20	(1,321)
Reorganization items and fresh start accounting adjustments, net	(4)	45	23	(7,388)
Reorganization-related payments, net	—	(112)	(349)	(407)
(Gain) loss on sale of assets	(12)	(42)	(64)	4
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(101)	(89)	(52)	(650)
Inventories	441	(732)	(27)	(368)
Accounts payable	(189)	703	392	249
Contributions to pension plans	(180)	(526)	(63)	(36)
Income tax refunds	306	7	3	1
Prepaid expenses and other current assets	(98)	(23)	33	58
Other, net	8	3	855	(386)

Net cash provided by (used in) operating activities	4,787	2,860	2,968	(925)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(1,060)	(1,050)	(466)	(226)
Proceeds from disposal of assets	12	71	154	1
Short-term investments	—	—	—	12
Restricted cash	48	(42)	(11)	(11)
Other	(13)	—	—	—

Net cash used in investing activities	(1,013)	(1,021)	(323)	(224)

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS—Continued

	Successor			Predecessor
	For the Year Ended December 31,		May 1 through December 31,	January 1 through April 30,
Millions of dollars	2012	2011	2010	2010
Cash flows from financing activities:
Issuance of Class B ordinary shares	—	—	—	2,800
Proceeds from exercise of warrants	1	37	—	—
Dividends paid	(2,415)	(2,893)	—	—
Net repayments of debtor-in-possession term loan facility	—	—	—	(2,170)
Net repayments under debtor-in-possession revolving credit facility	—	—	—	(325)
Net borrowings (repayments) on revolving credit facilities	—	—	(412)	38
Issuance of long-term debt	3,000	1,000	—	3,242
Repayments of long-term debt	(2,679)	(3,063)	(778)	(9)
Payments of equity and debt issuance costs	(53)	(35)	(2)	(253)
Other, net	1	(1)	(2)	(8)

Net cash provided by (used in) financing activities	(2,145)	(4,955)	(1,194)	3,315

Effect of exchange rate changes on cash	38	(41)	60	(13)

Increase (decrease) in cash and cash equivalents	1,667	(3,157)	1,511	2,153
Cash and cash equivalents at beginning of period	1,065	4,222	2,711	558

Cash and cash equivalents at end of period	$2,732	$1,065	$4,222	$2,711

Supplemental Cash Flow Information:
Interest paid	$665	$1,066	$281	$360

Net income taxes paid	$261	$662	$75	$12

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

					Accumulated	Total
			Additional	Retained	Other	Stockholders’	Non-
	Ordinary Shares		Paid-in	Earnings	Comprehensive	Equity	Controlling
Millions of dollars	Issued	Treasury	Capital	(Deficit)	Income (Loss)	(Deficit)	Interests
Predecessor
Balance, December 31, 2009	$60	$—	$563	$(9,313)	$(286)	$(8,976)	$129
Net income (loss)	—	—	—	8,564	—	8,564	(60)
Other comprehensive income	—	—	—	—	4	4	—
Net distributions to non-controlling interests	—	—	—	—	—	—	(15)

Balance, April 30, 2010	60	—	563	(749)	(282)	(408)	54
Fresh-start reporting adjustments:
Elimination of predecessor common stock, capital surplus and accumulated earnings	(60)	—	(563)	749	—	126	—
Elimination of predecessor accumulated other comprehensive loss	—	—	—	—	282	282	—

Balance, May 1, 2010
Successor	$—	$—	$—	$—	$—	$—	$54

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			Additional		Accumulated Other	Total	Non-
	Ordinary Shares		Paid-in	Retained	Comprehensive	Stockholders’	Controlling
Millions of dollars	Issued	Treasury	Capital	Earnings	Income (Loss)	Equity	Interests
Successor
Balance May 1, 2010	$—	$—	$—	$—	$—	$—	$54
Net income	—	—	—	1,587	—	1,587	(7)
Other comprehensive income	—	—	—	—	81	81	—
Issuance of class A and class B ordinary shares	30	—	9,815	—	—	9,845	—
Share-based compensation	—	—	22	—	—	22	—
Contributions from non-controlling interests	—	—	—	—	—	—	14

Balance, December 31, 2010	$30	$—	$9,837	$1,587	$81	$11,535	$61
Net income (loss)	—	—	—	2,147	—	2,147	(7)
Other comprehensive loss	—	—	—	—	(508)	(508)	—
Warrants exercised	1	—	402	—	—	403	—
Shares purchased	—	(133)	—	—	—	(133)	—
Share-based compensation	—	9	33	—	—	42	—
Special cash dividend ($4.50 per share)	—	—	—	(2,580)	—	(2,580)	—
Cash dividends ($0.55 per share)	—	—	—	(313)	—	(313)	—

Balance, December 31, 2011	$31	$(124)	$10,272	$841	$(427)	$10,593	$54

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

					Accumulated
			Additional		Other	Total	Non-
	Ordinary Shares		Paid-in	Retained	Comprehensive	Stockholders’	Controlling
Millions of dollars	Issued	Treasury	Capital	Earnings	Loss	Equity	Interests
Balance, December 31, 2011	$31	$(124)	$10,272	$841	$(427)	$10,593	$54
Net income (loss)	—	—	—	2,848	—	2,848	(14)
Other comprehensive income	—	—	—	—	16	16	—
Warrants exercised	—	—	43	—	—	43	—
Shares purchased	—	(13)	—	—	—	(13)	—
Share-based compensation	—	31	36	—	—	67	—
Special cash dividend ($2.75 per share)	—	—	—	(1,582)	—	(1,582)	—
Cash dividends ($1.45 per share)	—	—	—	(833)	—	(833)	—

Balance, December 31, 2012	$31	$(106)	$10,351	$1,274	$(411)	$11,139	$40

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

1. Description of Company and Operations

LyondellBasell Industries N.V. is a limited liability company (Naamloze Vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009. LyondellBasell Industries N.V. was formed to serve as the parent holding company for certain subsidiaries of LyondellBasell Industries AF S.C.A. (together with its subsidiaries, “LyondellBasell AF,” the “Predecessor Company” or the “Predecessor”) after completion of proceedings under chapter 11 (“chapter 11”) of title 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”). LyondellBasell Industries AF S.C.A. and 93 of its subsidiaries were debtors (“the Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court in the Southern District of New York (the “Bankruptcy Court”). As of April 30, 2010 (the “Emergence Date”), LyondellBasell Industries AF S.C.A.’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell Industries AF S.C.A. owned and operated prior to emergence from the Bankruptcy Cases, which business includes subsidiaries of LyondellBasell Industries AF S.C.A. that were not involved in the Bankruptcy Cases. LyondellBasell Industries N.V. is the successor to the combination in December 2007 of Lyondell Chemical Company (“Lyondell Chemical”) and Basell AF S.C.A. (“Basell”), which created one of the world’s largest private petrochemical companies with significant worldwide scale and leading product positions. LyondellBasell Industries AF S.C.A. is no longer part of the LyondellBasell group.

LyondellBasell Industries N.V., together with its consolidated subsidiaries (collectively “LyondellBasell N.V.,” the “Successor Company” or the “Successor”), is a worldwide manufacturer of chemicals and polymers, a refiner of crude oil, a significant producer of gasoline blending components and a developer and licensor of technologies for production of polymers. When we use the terms “LyondellBasell N.V.,” the “Successor Company,” the “Successor,” “we,” “us,” “our” or similar words, unless the context otherwise requires, we are referring to LyondellBasell N.V. after April 30, 2010. References herein to the “Company” for periods through April 30, 2010 are to the Predecessor Company, LyondellBasell AF, and for periods after the Emergence Date, to the Successor Company, LyondellBasell N.V.

LyondellBasell Industries AF S.C.A. was formed in the Grand Duchy of Luxembourg as a corporate partnership limited by shares in April 2005 by BI S.à.r.l., a Luxembourg private limited liability company, affiliated with Access Industries, which is a privately held industrial group based in the United States.

2. Summary of Significant Accounting Policies

The following significant accounting policies were applied in the preparation of these Consolidated Financial Statements for the Successor Period:

Basis of Preparation and Consolidation

The accompanying consolidated financial statements have been prepared from the books and records of LyondellBasell N.V. and its subsidiaries after April 30, 2010 and LyondellBasell AF and its subsidiaries for periods up to and including that date under accounting principles generally accepted in the U.S. (“U.S. GAAP”). Subsidiaries are defined as being those companies over which the Company, either directly or indirectly, has control through a majority of the voting rights or the right to exercise control or to obtain the majority of the benefits and be exposed to the majority of the risks. Subsidiaries are consolidated from the date on which control is obtained until the date that such control ceases. All intercompany transactions and balances have been eliminated in consolidation.

The Consolidated Financial Statements have been prepared under the historical cost convention, as modified for the accounting of financial assets and financial liabilities (including derivative instruments) at fair value through

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

profit or loss. Consolidated financial information, including subsidiaries, associates and joint ventures, has been prepared using uniform accounting policies for similar transactions and other events in similar circumstances.

In the second quarter 2012, the operations of our Berre refinery, which had ceased operations on January 4, 2012, met the criteria for discontinued operations classification. Accordingly, these operations have been classified as discontinued operations for all periods presented (See Note 3). Also in the second quarter 2012, the responsibility for business decisions related to our oxyfuels business was moved from the Refining segment to the I&D segment. As a result, our oxyfuels business is now included in the I&D segment. All comparable periods presented herein have been revised to reflect this change (See Note 22).

Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments such as certificates of deposit, commercial paper and money market accounts. Cash equivalents include instruments with maturities of three months or less when acquired. Cash equivalents are stated at cost, which approximates fair value. Cash and cash equivalents exclude restricted cash. Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

We have no requirements for compensating balances in a specific amount at a specific point in time. We maintain compensating balances for some of our banking services and products. Such balances are maintained solely at our discretion.

Trade Receivables

Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of business.

We calculate provisions for doubtful accounts receivable based on our estimates of amounts that we believe are unlikely to be collected. Collectability of receivables is reviewed and the provision calculated for doubtful accounts is adjusted at least quarterly, based on aging of specific accounts and other available information about the associated customers. Provisions for doubtful accounts are included in selling, general and administrative expenses.

Inventories

Inventories are carried at the lower of current market value or cost. Cost is determined using the last-in, first-out (“LIFO”) method for raw materials, work in progress (“WIP”) and finished goods, and the moving average cost method for materials and supplies.

Inventory exchange transactions, which involve fungible commodities and do not involve the payment or receipt of cash, are not accounted for as purchases and sales. Any resulting volumetric exchange balances are accounted for as inventory, with cost determined using the LIFO method.

Property, Plant and Equipment

Property, plant and equipment are recorded at historical cost. Historical cost includes expenditures that are directly attributable to the acquisition of the items. Costs may also include borrowing costs incurred on debt during construction or major projects exceeding one year, costs of major maintenance as part of turnarounds of major units and committed decommission costs. Land is not depreciated. Depreciation is computed using the straight-line method over the estimated useful asset lives to their residual values, generally as follows:

-	25 years for major manufacturing equipment

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

-	30 years for buildings

-	5 to 15 years for light equipment and instrumentation

-	15 years for office furniture

-	4 to 7 years for turnarounds of major units and

-	3 to 5 years for information system equipment.

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

We evaluate property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is probable that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, the asset is written down to its estimated fair value.

Upon retirement or sale, we remove the cost of the asset and the related accumulated depreciation from the accounts and reflect any resulting gain or loss in the Consolidated Statements of Income.

Equity Investments

We account for equity investments using the equity method of accounting if we have the ability to exercise significant influence over, but not control of, an investee. Significant influence generally exists if we have an ownership interest representing between 20% and 50% of the voting rights. Under the equity method of accounting, investments are stated initially at cost and are adjusted for subsequent additional investments and our proportionate share of profit or losses and distributions. Our equity investments, which were recorded at their estimated fair value at emergence from bankruptcy, may include goodwill identified on the fresh start accounting date, net of any accumulated impairments.

We record our share of the profits or losses of the unconsolidated entities, net of income taxes, in the Consolidated Statements of Income. When our share of losses in an investment equals or exceeds our interest in the equity investment, including any other unsecured receivables, we do not recognize further losses, unless we have incurred obligations or made payments on behalf of the equity investment.

We evaluate our equity method investments for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such investments may have experienced an other-than-temporary decline in value. When evidence of loss in value has occurred, management compares the estimated fair value of investment to the carrying value of investment to determine whether an impairment has occurred. If the estimated fair value is less than the carrying value and management considers the decline in value to be other-than temporary, the excess of the carrying value over the estimated fair value is recognized in the financial statements as an impairment.

Goodwill

We recorded goodwill upon application of fresh-start accounting on the Emergence Date. Goodwill is not amortized, but is tested for impairment. We assess the recoverability of the carrying value of goodwill during the fourth quarter of each year or whenever events or changes in circumstances indicate that the carrying amount of the goodwill of a reporting unit may not be fully recoverable.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed for each of the reporting units included, but were not limited to, changes in long-term commodity prices, discount rates, competitive environments, planned capacity, cost factors such as raw material prices, and financial performance of the reporting units. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a two-step quantitative test is required.

For 2012 and 2011, our qualitative assessment indicated that the fair value of the reporting units were greater than the carrying value and therefore it was not necessary to perform the quantitative two-step goodwill impairment test.

Intangible Assets

Identifiable Intangible Assets—Costs to purchase and to develop software for internal use are deferred and amortized over periods of 3 to 10 years. Other intangible assets were stated at fair value at emergence. Such assets primarily consist of emission allowances, various contracts, and in-process research and development. These assets are amortized using the straight-line method over their estimated useful lives or over the term of the related agreement, if shorter. We evaluate identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable.

Research and Development—Research and Development (“R&D”) costs are expensed when incurred. Subsidies for research and development are included in Other income. Depreciation expense related to R&D assets is included as a cost of R&D. To the extent the purchase price in a business combination is allocated to in-process research and development assets, those assets are capitalized at fair value as an intangible asset with an indefinite life. When the related R&D project is abandoned, the assets are impaired. In addition, when related R&D project activities are completed, we make a determination of the useful lives over which the assets are amortized.

Income Taxes

The income tax expense for the period comprises current and deferred tax. Income tax is recognized in the Consolidated Statements of Income, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In these cases, the applicable tax amount is also recognized in other comprehensive income or directly in equity, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as the net tax effects of net operating loss carry forwards. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

We recognize uncertain income tax positions in our financial statements when it is more likely than not, based on the technical merits, that the position or a portion thereof will be sustained upon examination.

Employee Benefits

Pension plans—We have both defined benefit (funded and unfunded) and defined contribution plans. For the defined benefit plans, a Projected Benefit Obligation is calculated annually by independent actuaries using the projected unit credit method. Pension costs primarily represent the increase in the actuarial present value of the obligation for pension benefits based on employee service during the year and the interest on this obligation in respect of employee service in previous years, net of expected return on plan assets.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity and are reflected in accumulated other comprehensive income in the period in which they arise.

For defined contribution plans, we pay contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The contributions are recognized as employee benefit expense when due.

Other post-employment obligations—Certain employees are entitled to post-retirement medical benefits to retirees. The entitlement to these benefits is usually conditional on the employee remaining in service up to retirement age and the completion of a minimum service period. The expected costs of these benefits are accrued over the period of employment applying the same accounting methodology used for defined benefit plans.

Termination benefits—Contractual termination benefits are payable when employment is terminated due to an event specified in the provisions of a social/labor plan or statutory law. A liability is recognized for one time termination benefits when we are committed to i) make payments and the number of affected employees and the benefits received are known to both parties, and ii) terminating the employment of current employees according to a detailed formal plan without possibility of withdrawal and can reasonably estimate such amount. Benefits falling due more than 12 months after the balance sheet date are discounted to present value.

Other Provisions

Environmental Remediation Costs—Environmental remediation liabilities include liabilities related to sites we currently own, sites we no longer own as well as sites where we have operated that belong to other parties. These liabilities were recorded at fair value at emergence and are subject to periodic remeasurement. Additional liabilities recorded subsequent to emergence for anticipated expenditures related to investigation and remediation of contaminated sites are accrued when it is probable a liability has been incurred and the amount of the liability can be reasonably estimated. Only ongoing operating and monitoring costs, the timing of which can be determined with reasonable certainty, are discounted to present value. Future legal costs associated with such matters, which generally are not estimable, are not included in these liabilities.

Asset Retirement Obligation—At some sites, we are contractually obligated to decommission our plants upon site exit. Existing obligations were recorded at fair value at emergence. Asset retirement obligations arising since emergence are recorded at the present value of the estimated costs to retire the asset at the time the obligation is incurred. That cost is capitalized as part of the related long lived asset and depreciation is recognized on a straight line basis over the useful life of the related asset. Accretion expense in connection with the discounted liability is also recognized over the useful life of the related asset. Such depreciation and accretion expenses are included in Cost of sales.

Foreign Currency Translation

Functional and reporting currency—Items included in the financial information of each of LyondellBasell N.V.’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”) and then translated to the U.S. dollar reporting currency through Other comprehensive income.

Transactions and balances—Foreign currency transactions are translated into the functional currency using exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the Consolidated Statements of Income.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In the Consolidated Financial Statements, the results and financial position of all subsidiaries that have a functional currency different from the presentation currency are translated into the reporting currency as follows:

1.	Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

2.	Income and expenses for each income statement are translated at average exchange rates; and

3.	All resulting exchange differences are recognized as a separate component within other comprehensive income (currency translation reserve).

Revenue Recognition

Revenue from product sales is recognized at the time of transfer of title and risk of loss to the customer, which usually occurs at the time of shipment. Revenue is recognized at the time of delivery if we retain the risk of loss during shipment. For products that are shipped on a consignment basis, revenue is recognized when the customer uses the product. Costs incurred in shipping products sold are included in Cost of sales. Billings to customers for shipping costs are included in sales revenue. With respect to licensing contracts, we recognize revenue in accordance with agreed upon terms, when performance obligations are satisfied, the amount is fixed or determinable and collectability is reasonably assured.

Share-Based Compensation

The Company grants stock-based compensation awards that vest over a specified period upon employees meeting certain service criteria. The fair value of equity instruments issued to employees is measured on the grant date and is recognized over the vesting period.

Liabilities with respect to cash-settled awards are recognized as a liability and re-measured at each balance sheet date through the Consolidated Statements of Income.

Leases

We lease land and fixed assets for use in our operations. All lease agreements are evaluated and classified as either an operating lease or a capital lease. A lease is classified as a capital lease if any of the following criteria are met: transfer of ownership to the lessee by the end of the lease term; the lease contains a bargain purchase option; the lease term is equal to 75% or greater of the asset’s useful economic life; or the present value of the future minimum lease payments is equal to or greater than 90% of the asset’s fair market value. Capital leases are capitalized at the lower of the net present value of the total amount of rent payable under the leasing agreement (excluding finance charges) or fair market value of the leased asset. Capital lease assets are depreciated on a straight-line basis, over a period consistent with our normal depreciation policy for tangible fixed assets, but generally not exceeding the lease term. Operating lease expense is recognized ratably over the entire lease term.

Derivative Financial Instruments and Hedging Activities

We selectively enter into derivative transactions to manage volatility related to market risks associated with changes in commodity pricing, currency exchange rates and interest rates. We categorize assets and liabilities, measured at fair value, into one of three different levels depending on the observability of the inputs employed in the measurement. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly through market corroborated inputs. Level 3 inputs are unobservable inputs for the asset or liability reflecting significant modifications to observable related market data or our assumptions about pricing by market participants. For a discussion related to financial instruments and derivatives policies, see Note 14.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Non-Controlling Interests

Non-controlling interests primarily represent the interests of unaffiliated investors in a partnership that owns our PO/SM II plant at the Channelview, Texas complex and a subsidiary owning an equity investment in the Al-Waha Petrochemicals Ltd. joint venture.

Use of estimates and classification

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Classification—Our consolidated financial statements classify precious metals and catalysts as components of Property, plant and equipment. Catalysts and precious metals were previously reported by the Predecessor as Intangible assets, net, and Other assets, respectively. Debt issuance costs, which were previously reported as Intangible assets, net, by the Predecessor, are classified as Other assets by the Successor.

Predecessor Period

The accounting policies of LyondellBasell AF in the Predecessor period were the same as for LyondellBasell N.V. in the Successor period except for the policy related to inventories. Inventories were carried at the lower of current market value or cost. Cost was determined using the FIFO method, except for certain U.S. inventories for which cost was required to be determined using the LIFO method, and the average cost method for materials and supplies.

Recently Adopted Guidance

Comprehensive Income—In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-05, related to Accounting Standards Codification (“ASC”) Topic 220, Comprehensive Income: Presentation of Comprehensive Income and in December 2011 the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU 2011-05. These standards eliminate the current option to report other comprehensive income and its components in the statement of changes in equity. We elected to present Statements of Comprehensive Income in two separate but consecutive statements beginning January 1, 2012, and the amendments have been applied retrospectively for all prior periods presented.

Fair Value Measurement—In May 2011, the FASB issued new guidance related to ASC Topic 820, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and International Financial Reporting Standards (“IFRS”), changes some fair value measurement principles and requires additional disclosure. The ASU was effective for interim and annual periods beginning on or after December 15, 2011. The adoption of this amendment in 2012 did not have a material effect on the presentation of our consolidated financial statements.

Accounting Guidance Issued But Not Adopted as of December 31, 2012

Disclosures about Offsetting Assets and Liabilities—In December 2011, the FASB issued ASU No. 2011-11, Disclosures about Offsetting Assets and Liabilities. The standard requires disclosures to provide information to

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

help reconcile differences in the offsetting requirements under U.S. GAAP and IFRS. The differences in the offsetting requirements account for a difference in the amounts presented in statements of financial position (balance sheets) prepared in accordance with U.S. GAAP and IFRS. The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position, as well as instruments similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. The ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this amendment is not expected to have a material impact on the presentation of our Consolidated Financial Statements.

3. Discontinued Operations and Related Items

Berre—In September 2011, we announced our intention to initiate consultations with relevant employee Works Councils regarding a contemplated closure of our Berre refinery after receiving no offers to purchase the refinery. In connection with the intended closure, we recorded pre-tax charges totaling $136 million in the fourth quarter of 2011, primarily related to the estimated cost of the social plan for the affected employees. In 2012, we reduced the estimated cost of the social plan by $25 million.

Operations at the Berre refinery were suspended on January 4, 2012.

In the second quarter of 2012, the operations of the Berre refinery were deemed to have met the criteria for discontinued operations classification. As a result, the operations have been classified as discontinued operations, net of income taxes, in the Consolidated Statements of Income for all periods presented. The amounts included in Income (loss) from discontinued operations, net of tax, are summarized as follows:

	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31, 2010	January 1 through April 30, 2010
Millions of dollars	2012	2011
Sales and other operating revenues	$278	$2,852	$1,552	$660

Income (loss) from discontinued operations before income taxes	$(24)	$(343)	$(45)	$242
(Provision for) benefit from income taxes	—	11	—	—

Income (loss) from discontinued operations, net of tax	$(24)	$(332)	$(45)	$242

Losses from discontinued operations for 2012 include benefits related to the liquidation of LIFO-valued inventory of $73 million.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the assets and liabilities of the Berre refinery that are included in the Consolidated Balance Sheets. These amounts were derived from historical financial information and adjusted to exclude intercompany receivables and payables between the Berre refinery and other subsidiaries of the Company.

	December 31,	December 31,
Millions of dollars	2012	2011
Current assets related to discontinued operations:
Accounts receivable trade, net	$16	$234
Inventories	34	222

Total current assets related to discontinued operations	$50	$456

Current liabilities related to discontinued operations:
Accounts payable trade	$19	$158
Accrued liabilities	21	30

Total current liabilities related to discontinued operations	$40	$188

Long-term liabilities related to discontinued operations:
Other liabilities	$48	$121

Total long-term liabilities related to discontinued operations	$48	$121

Future Cash Flows and Related Charges (Benefits)—Future cash inflows will arise from the liquidation of on-hand raw materials, intermediate and refined product inventories.

Future cash out flows will occur for activities associated with exit or disposal activities and for payments made to severed employees. Exit and disposal related costs are expected to be incurred for the next two years. Payments to the affected employees are expected to be substantially complete by 2019.

The following table summarizes the changes in the accrual for the social plan for employees affected by the closure of the Berre refinery.

Millions of dollars	2012	2011
Beginning balance	$130	$—
Additions	—	130
Cash payments	(44)	—
Adjustment for change in estimated
population and newly enacted law	(25)	—
Foreign currency impact	(2)	—

Ending balance	$59	$130

Flavors and Fragrance Chemicals Business—In December 2010, we completed the sale of our flavors & fragrance chemicals business, receiving proceeds of $154 million and recognizing an after-tax gain of $64 million. The operations of the flavors & fragrance chemicals business were not material to our consolidated

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

results and, as such, only the gain on sale was classified as discontinued operations in our Consolidated Statements of Income. The flavors & fragrance chemicals business had manufacturing facilities in Jacksonville, Florida, and Brunswick, Georgia, and approximately 200 employees. The business produced terpene-based fragrance ingredients and flavor ingredients for the oral-care, confectionery and beverage market.

The capital gain generated by the sale of the flavors & fragrance chemicals business was offset by capital loss and carryforwards, for which a full valuation allowance had been recorded and, as such, no tax was provided.

4. Related Party Transactions

We have related party transactions with affiliates of our major shareholders, Access Industries (“Access”) and Apollo Management (“Apollo”), and with the Company’s joint venture partners (see Note 8).

Access—In December 2010, we entered into a tax cooperation agreement with Access. The tax cooperation agreement allows either party to provide the other with information and support in connection with tax return preparation and audits on a time and materials basis through 2014. No payments were received from Access under this agreement during 2012 and payments received were less than $1 million during 2011.

On December 20, 2010, one of our subsidiaries received demand letters from affiliates of Access demanding indemnity for losses, including attorney’s fees and expenses, arising out of a pending lawsuit and payment of $100 million in management fees under a 2007 management agreement between an Access affiliate and the predecessor of LyondellBasell AF as well as other unspecified amounts related to advice purportedly given in connection with financing and other strategic transactions. For additional information related to this matter, see Note 19.

Apollo—Transactions with Apollo affiliates include the sales of product under a long-term contract that renews automatically each year, unless a 90 day notice of termination has been received and other product sales made on the spot market in the ordinary course of business.

Director Fee—In connection with the Bankruptcy cases, LyondellBasell AF retained the services of and entered into a Bankruptcy Court-approved contractual agreement with one of its directors. In 2010, the director received a $10 million success fee from the Company upon emergence from chapter 11.

Joint Venture Partners—We have related party transactions with our equity investees. These related party transactions include the sales and purchases of goods in the normal course of business as well as certain financing arrangements. In addition, under contractual arrangements with certain of our equity investees, we receive certain services, utilities and materials at some of our manufacturing sites and we provide certain services to our equity investees.

In September 2011, we received €10 million ($14 million) from our joint venture partner, Basell Orlen Polyolefins SP.Z.O.O. in full payment of a loan made in 2009.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Related party transactions are summarized as follows:

	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31, 2010	January 1 through April 30, 2010
Millions of dollars	2012	2011
The Company billed related parties for:
Sales of products—
Apollo affiliates	$299	$375	$235	$—
Joint venture partners	738	741	488	207
Shared service agreements—
Apollo affiliates	15	13	—	—
Joint venture partners	1	11	22	3
Related parties billed the Company for:
Sales of products—
Joint venture partners	3,260	3,403	803	432
Shared service agreements—
Joint venture partners	107	115	56	28

5. Accounts Receivable

We sell our products primarily to other industrial concerns in the petrochemicals and refining industries. We perform ongoing credit evaluations of our customers’ financial condition and, in certain circumstances, require letters of credit or corporate guarantees from them. Our allowance for doubtful accounts receivable, which is reflected in the Consolidated Balance Sheets as a reduction of accounts receivable, was $29 million and $16 million at December 31, 2012 and 2011, respectively. Our provisions for doubtful accounts receivable, which are recorded in the Consolidated Statements of Income, were $7 million for 2012, $7 million for 2011 and $12 million for the eight months ended December 31, 2010. LyondellBasell AF recorded provisions for doubtful accounts receivable of $7 million in the four months ended April 30, 2010.

6. Inventories

Inventories consisted of the following components at December 31:

Millions of dollars	2012	2011
Finished goods	$3,194	$3,544
Work-in-process	266	267
Raw materials and supplies	1,615	1,688

Total inventories	$5,075	$5,499

At December 31, 2012 and 2011, approximately 90% and 88%, respectively, of our inventories were valued using the LIFO method and the remainder, excluding materials and supplies, was valued using the FIFO method. The excess of current replacement cost over LIFO cost of inventories amounted to $620 million and $467 million at December 31, 2012 and 2011, respectively.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Property, Plant and Equipment, Goodwill and Intangible Assets

Plant, Property and Equipment—The components of property, plant and equipment, at cost, and the related accumulated depreciation were as follows at December 31:

Millions of dollars	2012	2011
Land	$304	$301
Manufacturing facilities and equipment	8,335	7,358
Construction in progress	987	785

Total property, plant and equipment	9,626	8,444
Less accumulated depreciation	(1,930)	(1,111)

Property, plant and equipment, net	$7,696	$7,333

In 2012, we recognized impairment charges of $22 million, primarily related to damage to our LDPE plant in Wesseling, Germany resulting from an explosion in a reactor bay.

On February 25, 2010, based on the continued impact of global economic conditions on polypropylene demand, LyondellBasell AF announced a project to cease production at, and permanently shut down, its polypropylene plant at Terni, Italy. LyondellBasell AF recognized charges of $23 million in Cost of sales related to plant and other closure costs in the first quarter of 2010. In July 2010, the plant ceased production.

Intangible Assets—The components of identifiable intangible assets, at cost, and the related accumulated amortization were as follows at December 31:

	2012			2011
		Accumulated			Accumulated
Millions of dollars	Cost	Amortization	Net	Cost	Amortization	Net
In-process research and development costs	$131	$(30)	$101	$127	$(19)	$108
Emission allowances	728	(195)	533	731	(128)	603
Various contracts	563	(197)	366	563	(146)	417
Software costs	102	(64)	38	99	(50)	49

Total intangible assets	$1,524	$(486)	$1,038	$1,520	$(343)	$1,177

Amortization of these identifiable intangible assets for the next five years is expected to be $133 million in 2013, $128 million in 2014, $120 million in 2015, $114 million in 2016 and $112 million in 2017.

In 2011, we recognized impairments of $19 million related to certain abandoned in-process research and development projects.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Depreciation and Amortization Expense—Depreciation and amortization expense is summarized as follows:

	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31, 2010	January 1 through April 30, 2010
Millions of dollars	2012	2011
Property, plant and equipment	$808	$728	$413	$499
Investment in PO joint ventures	30	29	16	19
Emission allowances	70	82	46	—
Various contracts	51	60	81	—
In-process research and development costs	11	13	—	25
Software costs	13	19	2	12
Other	—	—	—	10

Total depreciation and amortization	$983	$931	$558	$565

Asset Retirement Obligations—We are contractually obligated to decommission our plants upon site exit at some locations. In such cases, we have accrued the net present value of the estimated costs. The changes in our asset retirement obligations were as follows:

	Year Ended December 31,
Millions of dollars	2012	2011
Beginning balance	$123	$132
Provisions	9	24
Payments	(29)	(28)
Changes in estimates	(2)	(6)
Accretion expense	3	4
Effects of exchange rate changes	2	(3)

Ending balance	$106	$123

We believe that there are asset retirement obligations associated with some of our facilities, but that the present value of those obligations is not material in the context of an indefinite expected life of the facilities. We continually review the optimal future alternatives for our facilities. Any decision to retire one or more facilities may result in an increase in the present value of such obligations.

Goodwill—Goodwill increased from $585 million at December 31, 2011 to $591 million at December 31, 2012 and decreased from $595 million at December 31, 2010 to $585 million at December 31, 2011. All movements were due to foreign exchange impacts.

8. Investment in PO Joint Ventures

We, together with Bayer AG and Bayer Corporation (collectively “Bayer”), share ownership in a U.S. propylene oxide (“PO”) manufacturing joint venture (the “U.S. PO Joint Venture”) and a separate joint venture for certain related PO technology. Bayer’s ownership interest represents ownership of annual in-kind PO production of the U.S. PO Joint Venture of 1.5 billion pounds in 2012 and 2011. We take in kind the remaining PO production and all co-product (styrene monomer (“SM” or “styrene”) and tertiary butyl alcohol (“TBA”) production from the U.S. PO Joint Venture.

In addition, we and Bayer each have a 50% interest in a separate manufacturing joint venture (the “European PO Joint Venture”), which includes a world-scale PO/SM plant at Maasvlakte near Rotterdam, The Netherlands. We and Bayer each are entitled to 50% of the PO and SM production at the European PO Joint Venture.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We and Bayer do not share marketing or product sales under the U.S. PO Joint Venture. We operate the U.S. PO Joint Venture’s and the European PO Joint Venture’s (collectively the “PO joint ventures”) plants and arrange and coordinate the logistics of product delivery. The partners share in the cost of production and logistics is based on their product offtake.

We report the cost of our product offtake as inventory and cost of sales in our consolidated financial statements. Related cash flows are reported in the operating cash flow section of the consolidated statements of cash flows. Our investment in the PO joint ventures is reduced through recognition of our share of the depreciation and amortization of the assets of the PO joint ventures, which is included in cost of sales. Other changes in the investment balance are principally due to our additional capital investments in the PO joint ventures.

Changes in the Company’s investment in the U.S. and European PO joint ventures for 2012 and 2011 are summarized below:

Millions of dollars	U.S. PO Joint Venture	European PO Joint Venture	Total PO Joint Ventures
Investments in PO joint ventures—January 1, 2012	$274	$138	$412
Cash contributions	10	3	13
Depreciation and amortization	(22)	(8)	(30)
Effect of exchange rate changes	—	2	2

Investments in PO joint ventures—December 31, 2012	$262	$135	$397

Investments in PO joint ventures—January 1, 2011	$291	$146	$437
Cash contributions	3	5	8
Depreciation and amortization	(20)	(9)	(29)
Effect of exchange rate changes	—	(4)	(4)

Investments in PO joint ventures—December 31, 2011	$274	$138	$412

9. Equity Investments

Direct and indirect Equity investments held by the Company are as follows:

	December 31,
Percent of Ownership	2012	2011
Basell Orlen Polyolefins Sp. Z.o.o.	50.00%	50.00%
PolyPacific Pty. Ltd.	50.00%	50.00%
SunAllomer Ltd.	50.00%	50.00%
Saudi Polyolefins Company	25.00%	25.00%
Saudi Ethylene & Polyethylene Company Ltd.	25.00%	25.00%
Al-Waha Petrochemicals Ltd.	20.95%	20.95%
PolyMirae Co. Ltd.	42.59%	42.59%
HMC Polymers Company Ltd.	28.56%	28.56%
Indelpro S.A. de C.V.	49.00%	49.00%
Ningbo ZRCC Lyondell Chemical Co. Ltd.	26.65%	26.65%
Ningbo ZRCC Lyondell Chemical Marketing Co.	50.00%	50.00%
Nihon Oxirane Company	40.00%	40.00%
NOC Asia Ltd.	40.00%	40.00%
Geosel	27.00%	27.00%

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The changes in Equity investments are as follows for the years 2012 and 2011:

	Year Ended December 31,
Millions of dollars	2012	2011
Beginning balance	$1,559	$1,587
Income from equity investments	143	216
Dividends received, gross	(147)	(208)
Contributions to joint ventures	8	—
Currency exchange effects	11	(21)
Other	9	(15)

Ending balance	$1,583	$1,559

The subsidiary that holds the Company’s equity interest in Al-Waha Petrochemicals Ltd. has a minority shareholder, which holds 16.21% of its equity. The equity interest held by the minority shareholder can be called by the Company or can be put to the Company by the minority interest shareholder at any time. The price of the call option is the nominal value of the shares (initial $18 million investment) plus accrued interest based on LIBOR plus 40 basis points, less paid dividends. The price of the put option is €1 plus the minority shareholder’s undistributed pro-rata earnings. As of December 31, 2012 and 2011, the put would have a minimal redemption amount and the call could be redeemed for $21 million, the value of the initial investment plus accrued interest.

Summarized balance sheet information and the Company’s share of equity investments were as follows:

	December 31, 2012		December 31, 2011
		Company		Company
Millions of dollars	100%	Share	100%	Share
Current assets	$3,923	$1,387	$3,969	$1,380
Noncurrent assets	6,341	1,781	6,546	1,811

Total assets	10,264	3,168	10,515	3,191
Current liabilities	2,973	1,030	2,760	967
Noncurrent liabilities	2,205	615	2,583	727

Net assets	$5,086	$1,523	$5,172	$1,497

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Summarized income statement information and the Company’s share for the periods for which the respective Equity investments were accounted for under the equity method is set forth below:

	Successor						Predecessor
	Year Ended December 31,						January 1 through April 30, 2010
	2012		2011		May 1 through December 31, 2010
Millions of dollars	100%	Company Share	100%	Company Share	100%	Company Share	100%	Company Share
Revenues	$10,961	$3,650	$14,960	$4,915	$6,249	$2,248	$3,127	$989
Cost of sales	(9,916)	(3,328)	(13,335)	(4,441)	(5,622)	(2,042)	(2,699)	(869)

Gross profit	1,045	322	1,625	474	627	206	428	120
Net operating expenses	(258)	(91)	(375)	(131)	(169)	(55)	(82)	(29)

Operating income	787	231	1,250	343	458	151	346	91
Interest income	6	3	12	4	4	2	2	1
Interest expense	(306)	(76)	(260)	(71)	(151)	(43)	(43)	(13)
Foreign currency translation	74	21	(6)	(6)	5	(1)	83	24
Income (loss) from equity investments	(9)	(2)	3	1	(2)	(3)	3	2

Income before income taxes	552	177	999	271	314	106	391	105
Provision for income taxes	(101)	(34)	(201)	(55)	(43)	(20)	(67)	(21)

Net income	$451	$143	$798	$216	$271	$86	$324	$84

The carrying value of our equity investments at December 31, 2012 of $1,583 million reflects the aggregate fair value adjustment at May 1, 2010 and subsequent cumulative amortization, which represents the difference to the equity investments underlying net assets of $1,523 million.

10. Prepaid Expenses and Other Current Assets and Other Assets

The components of Prepaid expenses and other current assets were as follows at December 31:

Millions of dollars	2012	2011
VAT receivables	$202	$376
Income taxes	85	372
Advances to suppliers	67	90
Prepaid insurance	51	46
Deferred tax assets	46	29
Taxes other than income taxes	18	11
Other	101	116

Total prepaid expenses and other current assets	$570	$1,040

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The components of Other assets were as follows at December 31:

Millions of dollars	2012	2011
Debt issuance costs	$98	$102
Company-owned life insurance	55	54
Pension assets	15	47
Deferred tax assets	44	20
Other	34	43

Total other assets	$246	$266

11. Accrued Liabilities

Accrued liabilities consisted of the following components at December 31:

Millions of dollars	2012	2011
Payroll and benefits	$437	$351
Taxes other than income taxes	201	211
Interest	51	119
Product sales rebates	221	220
Warrants	1	19
Income taxes	37	36
Priority and administrative claims	15	17
Deferred revenues	34	41
Restructuring	66	79
Other	94	149

Total accrued liabilities	$1,157	$1,242

12. Debt

Long-term loans, notes and other long-term debt to unrelated parties consisted of the following:

Millions of dollars	2012	2011
Senior Notes due 2017, $2,250 million, 8.0%	$—	$619
Senior Notes due 2017, €375 million, 8.0%	—	134
Senior Notes due 2018, $3,240 million, 11.0%	—	1,922
Senior Notes due 2019, $2,000 million, 5.0%	2,000	—
Senior Notes due 2021, $1,000 million, 6.0%	1,000	1,000
Senior Notes due 2024, $1,000 million, 5.75%	1,000	—
Guaranteed Notes due 2027, $300 million, 8.1%	300	300
Other	5	9

Total	4,305	3,984
Less current maturities	(1)	(4)

Long-term debt	$4,304	$3,980

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Short-term loans, notes and other short-term debt to unrelated parties consisted of the following:

Millions of dollars	2012	2011
$2,000 million Senior Revolving Credit Facility	$—	$—
$2,000 million Senior Secured Asset-Based Revolving Credit Facility	—	—
$1,000 million U.S. Receivables Securitization Facility	—	—
€450 million European Receivables Securitization Facility	—	—
Financial payables to equity investees	9	10
Other	86	38

Total short-term debt	$95	$48

Aggregate maturities of debt during the next five years are $96 million in 2013, $1 million in each of the years 2014 through 2017, and $4,300 million thereafter.

Long-Term Debt

8% and 11% Senior Notes—In 2012, we fully repaid our 8% and 11% senior notes in a series of payments totaling $2,676 million, including $755 million for our 8% senior notes and $1,921 million for our 11% senior notes. In connection with these repayments, we paid premiums totaling $294 million and charged $18 million of previously capitalized debt issuance costs to interest expense. As a result of these repayments, the subsidiary guarantees of all of our senior debt, including the 5%, 5.75% and 6% senior notes discussed below were released on June 15, 2012.

5% and 5.75% Senior Notes—In April 2012, we issued $2,000 million aggregate principal amount of 5% senior notes due 2019 and $1,000 million aggregate principal amount of 5.75% senior notes due 2024, each at an issue price of 100%. When issued, the 5% and 5.75% senior notes were guaranteed on a senior basis by generally all of our U.S. subsidiaries. The subsidiary guarantees were released on June 15, 2012 as a result of the repayment of our 8% and 11% senior notes described above.

6% Senior Notes—In November 2011, we issued $1.0 billion of 6% senior notes due 2021. In December 2011, we used the net proceeds from the offering of the 6% senior notes, together with available cash, to pay a special dividend in the aggregate amount of $2.6 billion to shareholders of record on November 25, 2011. When issued, the 6% senior notes were guaranteed on a senior basis by generally all of our U.S. subsidiaries. The subsidiary guarantees were released on June 15, 2012 as a result of the repayment of our 8% and 11% senior notes described above.

Short-Term Debt

Senior Revolving Credit Facility—In May 2012, we entered into a five-year revolving credit facility. The facility may be used for dollar and euro denominated borrowings and includes supporting up to $700 million of dollar and euro denominated letters of credit. The balance of outstanding borrowings and letters of credit under the facility may not exceed $2,000 million at any given time. We may, from time to time, request the total commitments available under the facility be increased to an aggregate amount not to exceed $2,500 million. Borrowings under the facility bear interest at a Base Rate or LIBOR, plus an applicable margin. Additional fees are incurred for the average daily unused commitments.

The facility contains customary covenants and warranties, including specified restrictions on indebtedness, liens, and sale and leaseback transactions. In addition, we are required to maintain a specified interest coverage ratio of 3.00 to 1.00 or more and a consolidated leverage ratio of 3.50 to 1.00 or less as of the last day of each fiscal quarter. We are in compliance with these covenants as of December 31, 2012.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Obligations under the facility were guaranteed by our U.S. subsidiaries until those guarantees were released in June 2012 as a result of the repayment of our 8% and 11% senior notes, described above.

At December 31, 2012, availability under this facility was $1,949 million. There were no borrowings outstanding under the facility and outstanding letters of credit totaled $48 million.

ABL Credit Facility—In connection with the execution of our revolving credit facility in May 2012, we terminated our U.S. asset-based revolving credit facility. All amounts owed by the borrowers under this facility have been repaid and all commitments have been terminated. In connection with the termination of this facility, $17 million of unamortized debt issuance costs were charged to interest expense.

U.S. Receivables Securitization Facility—In September 2012, we entered into a three-year, $1,000 million accounts receivable securitization facility. Pursuant to the new facility, certain of our subsidiaries sell or contribute their trade receivables to a wholly owned, bankruptcy-remote subsidiary on an ongoing basis and without recourse. The bankruptcy-remote subsidiary, which was formed solely to purchase or receive such contributions of receivables from these subsidiaries, may then, at its option and subject to a borrowing base of eligible receivables, sell undivided interests in the pool of trade receivables together with all related security and interests in the proceeds thereof to financial institutions participating in the facility. The receivables sold to the bankruptcy-remote subsidiary are reserved only to satisfy claims of its creditors and are not available to satisfy the claims of creditors of the company and its subsidiaries. In the event of a liquidation, the bankruptcy-remote subsidiary’s assets will be used to satisfy the claims of its creditors prior to any assets or value in the bankruptcy-remote subsidiary becoming available to us. We are responsible for servicing the receivables. The facility also provides for the issuance of letters of credit up to $200 million. The term of the securitization facility may be extended in accordance with the provisions of the agreement.

The facility is also subject to customary warranties and covenants, including limits and reserves and the maintenance of specified financial ratios. We are required to maintain a leverage ratio at the end of every fiscal quarter of 3.50 to 1.00 or less for the period covering the most recent four quarters. Performance obligations under the facility are guaranteed by our parent company.

At December 31, 2012, availability under this facility was $916 million. There were no borrowings or letters of credit outstanding under the facility.

Other—Amortization of debt issuance costs resulted in amortization expense of $58 million and $61 million for the years ended December 31, 2012 and 2011, respectively, and $41 million for the eight months ended December 31, 2010 and $307 million for the four months ended April 30, 2010. These costs include the write off of unamortized debt issuance costs associated with the repayment of the 8% and 11% senior notes and the termination of the ABL credit facility described above and are included in interest expense in the Consolidated Statements of Income.

Our weighted average interest rate on outstanding short-term debt was 3.3% in 2012 and 3.9% in 2011.

13. Lease Commitments

We lease office facilities, railcars, vehicles, and other equipment under long-term operating leases. Some leases contain renewal provisions, purchase options and escalation clauses.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The aggregate future estimated payments under these commitments are:

Millions of dollars
2013	$256
2014	220
2015	178
2016	111
2017	88
Thereafter	227

Total minimum lease payments	$1,080

Rental expense for the years ended December 31, 2012, 2011 and 2010 was $280 million, $278 million and $264 million, respectively.

14. Derivative Financial Instruments

Cash Concentration—Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

Market Risks—We are exposed to market risks, such as changes in commodity pricing, currency exchange rates and interest rates. To manage the volatility related to these exposures, we selectively enter into derivative transactions pursuant to our risk management policies. Designation of the derivatives as fair-value or cash-flow hedges is performed on a specific exposure basis. Hedge accounting may or may not be elected with respect to certain short-term exposures. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged.

Commodity Prices—We are exposed to commodity price volatility related to anticipated purchases of natural gas, crude oil and other raw materials and sales of our products. We selectively use commodity swap, option and futures contracts with various terms to manage the volatility related to these risks. Such contracts are generally limited to durations of one year or less. Cash-flow hedge accounting may be elected for these derivative transactions. When the duration of a derivative is short, hedge accounting generally would not be elected. When hedge accounting is not elected, the changes in fair value of these instruments are recorded in earnings. When hedge accounting is elected, gains and losses on these instruments are deferred in accumulated other comprehensive income (“AOCI”), to the extent that the hedge remains effective, until the underlying transaction is recognized in earnings.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the pretax effect of settled commodity futures contracts charged directly to income:

	Settled Commodity Contracts
	Year Ended December 31, 2012
Millions of dollars	Gain (Loss) Recognized in Income	Volumes Settled	Volume Unit
Futures:
Gasoline	$(6)	514	million gallons
Heating oil	9	650	million gallons
Butane	(6)	123	million gallons
Crude oil	(19)	557	million gallons

	$(22)

	Year Ended December 31, 2011
	Gain (Loss) Recognized in Income	Volumes Settled	Volume Unit
Futures:
Gasoline	$20	546	million gallons
Heating oil	3	609	million gallons
Butane	(3)	23	million gallons
Crude oil	(6)	197	million gallons

	$14

The estimated fair value and notional amounts of our open commodity futures contracts are shown in the table below:

	Open Commodity Contracts
	December 31, 2012
		Notional Amounts
Millions of dollars	Fair Value	Value	Volumes	Volume Unit	Maturity Dates
Futures:
Gasoline	$(7)	$56	20	million gallons	January 2013 - February 2013
Heating oil	—	38	13	million gallons	January 2013
Butane	5	25	14	million gallons	January 2013 - February 2013
Crude oil	1	110	47	million gallons	February 2013 - March 2013

	$(1)	$229

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	December 31, 2011
		Notional Amounts
	Fair Value	Value	Volumes	Volume Unit	Maturity Dates
Futures:
Gasoline	$12	$34	12	million gallons	January 2012 - February 2012
Heating oil	1	54	19	million gallons	January 2012
Butane	(1)	22	12	million gallons	January 2012 - February 2012

	$12	$110

Foreign Currency Rates—We have significant operations in numerous countries. The functional currencies of our wholly owned subsidiaries through which we operate are primarily the U.S. dollar and the Euro. We and our subsidiaries enter into transactions denominated in currencies other than our designated functional currencies. As a result, we are exposed to foreign currency risk on receivables and payables. We maintain risk management control policies intended to monitor foreign currency risk attributable to both the outstanding foreign currency balances and future commitments. These control policies involve the centralization of foreign currency exposure management, the offsetting of exposures and the estimating of expected impacts of changes in foreign currency rates on our earnings. We enter into foreign currency forward contracts to reduce the effects of our net currency exchange exposures. At December 31, 2012, foreign currency forward contracts in the notional amount of $964 million, maturing in January 2013 through March 2013, were outstanding. The fair values, based on quoted market exchange rates, resulted in a net receivable of $8 million at December 31, 2012 and a net payable of $12 million at December 31, 2011.

For forward contracts that economically hedge recognized monetary assets and liabilities in foreign currencies, no hedge accounting is applied. Changes in the fair value of foreign currency forward contracts, which are reported in the Consolidated Statements of Income, are offset in part by the currency exchange results recognized on the assets and liabilities.

Foreign Currency Gain (Loss)—Other income (expense), net, in the Consolidated Statements of Income reflected a loss of $21 million for 2012, a loss of $17 million for 2011, a gain of $18 million for the eight months ended December 31, 2010 and a loss of $258 million for the four months ended April 30, 2010 related to changes in currency exchange rates.

Interest Rates—Pursuant to the provisions of the Plan of Reorganization, $201 million in liabilities associated with interest rate swaps designated as cash-flow hedges in the notional amount of $2,350 million were discharged on April 30, 2010. The Predecessor Company discontinued accounting for the interest rate swap as a hedge and, in April 2010, $153 million of unamortized loss was released from AOCI and recognized in Interest expense in the Consolidated Statements of Income.

Warrants—We had warrants outstanding to purchase 20,580 ordinary shares as of December 31, 2012 and 1,000,223 ordinary shares as of December 31, 2011 at exercise prices of $13.06 and $13.77 per share, respectively. The exercise price was adjusted on November 19, 2012 as a result of the payment of our special dividend on December 11, 2012. The fair values of the warrants were determined to be $1 million and $19 million at December 31, 2012 and 2011, respectively.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Derivatives—The following table summarizes financial instruments outstanding as of December 31, 2012 and 2011 that are measured at fair value on a recurring basis. Refer to Note 15, Fair Value Measurement, for additional information regarding the fair value of derivative financial instruments.

		December 31, 2012		December 31, 2011
Millions of dollars	Balance Sheet Classification	Notional Amount	Fair Value	Notional Amount	Fair Value
Assets—
Derivatives:
Commodities	Prepaid expenses and other current assets	$134	$6	$88	$13
Embedded derivatives	Prepaid expenses and other current assets	59	5	—	—
Foreign currency	Prepaid expenses and other current assets	964	8	—	—

		$1,157	$19	$88	$13

Liabilities—
Derivatives:
Commodities	Accrued liabilities	$94	$7	$22	$1
Warrants	Accrued liabilities	—	1	14	19
Foreign currency	Accrued liabilities	—	—	726	12

		$94	$8	$762	$32

The following table summarizes the pretax effect of derivative instruments charged directly to income:

	Effect of Financial Instruments
	Year Ended December 31, 2012
Successor Millions of dollars	Gain (Loss) Recognized in AOCI	Gain (Loss) Reclassified from AOCI to Income	Additional Gain (Loss) Recognized in Income	Income Statement Classification
Derivatives not designated as hedges:
Commodities	$—	$—	$(23)	Cost of sales
Warrants	—	—	(11)	Other income (expense), net
Embedded derivatives	—	—	5	Cost of sales
Foreign currency	—	—	65	Other income (expense), net

	$—	$—	$36

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Year Ended December 31, 2011
Millions of dollars	Gain (Loss) Recognized in AOCI	Gain (Loss) Reclassified from AOCI to Income	Additional Gain (Loss) Recognized in Income	Income Statement Classification
Derivatives not designated as hedges:
Commodities	$—	$—	$26	Cost of sales
Warrants	—	—	(37)	Other income (expense), net
Foreign currency	—	—	(7)	Other income (expense), net

	$—	$—	$(18)

	May 1 through December 31, 2010
Millions of dollars	Gain (Loss) Recognized in AOCI	Gain (Loss) Reclassified from AOCI to Income	Additional Gain (Loss) Recognized in Income	Income Statement Classification
Derivatives not designated as hedges:
Commodities	$—	$—	$11	Cost of sales
Warrants	—	—	(114)	Other income (expense), net
Foreign currency	—	—	(2)	Other income (expense), net

	—	—	(105)

	January 1 through April 30, 2010
Predecessor Millions of dollars	Gain (Loss) Recognized in AOCI	Gain (Loss) Reclassified from AOCI to Income	Additional Gain (Loss) Recognized in Income	Income Statement Classification
Derivatives designated as cash-flow
hedges:
Interest rate	$—	$(17)	$—	Interest expense

Derivatives not designated as hedges:
Commodities	—	—	6	Cost of sales
Foreign currency	—	—	8	Other income (expense), net

	—	—	14

	$—	$(17)	$14

Non-derivatives designated as hedges of
foreign currency:
Net foreign investment—
8.1% Guaranteed Notes due 2027	$(24)	$—	$—
8.375% Senior Notes due 2015	(20)	—	—

	$(44)	$—	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

15. Fair Value Measurement

The following table presents the derivative financial instruments outstanding as of December 31, 2012 and 2011 that are measured at fair value on a recurring basis.

	December 31, 2012
Millions of dollars	Fair Value	Level 1	Level 2	Level 3
Assets—
Derivatives:
Commodities	$6	$1	$5	$—
Embedded derivatives	5	—	5	—
Foreign currency	8	—	8	—

	$19	$1	$18	$—

Liabilities—
Derivatives:
Commodities	$7	$7	$—	$—
Warrants	1	—	1	—

	$8	$7	$1	$—

	December 31, 2011
	Fair Value	Level 1	Level 2	Level 3
Assets—
Derivatives:
Commodities	$13	$13	$—	$—

	$13	$13	$—	$—

Liabilities—
Derivatives:
Commodities	$1	$—	$1	$—
Warrants	19	—	19	—
Foreign currency	12	—	12	—

	$32	$—	$32	$—

There were no derivative financial instruments measured on a recurring basis using Level 3 inputs during the years ended December 31, 2012 and 2011.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In the second quarter of 2011, we concluded that market price alone could not be relied upon to substantiate the fair value of the Company’s warrants due to minimal trading activity. As a result, we calculated the fair value of our warrants using the weighted average price of our stock for the last 20 days less the warrant exercise price. Accordingly, warrants were classified as Level 2 in the valuation hierarchy. The following table summarizes the transfer of the fair value measurement of warrants from Level 1 to Level 2 during the year ended December 31, 2011:

Millions of dollars	Level 1	Level 2
Balance at January 1, 2011	$215	$—
Purchases, sales, issuances, and settlements	(49)	(184)
Transfers in and/or out of Levels 1 and 2	(225)	225
Total gains or losses (realized/unrealized)	59	(22)

Balance at December 31, 2011	$—	$19

There were no transfers between Level 1 and Level 2 during the year ended December 31, 2012.

The following table presents the carrying value and estimated fair value of our non-derivative financial instruments as of December 31, 2012 and 2011. Short-term and long-term debt are recorded at historical cost or amortized cost in the Consolidated Balance Sheets. The carrying and fair value of short-term and long-term debt excludes capital leases.

	December 31, 2012
Millions of dollars	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Short-term debt	$95	$95	$—	$74	$21
Long-term debt	4,300	4,935	—	4,935	—

Short-term and long-term debt, including current maturities	$4,395	$5,030	$—	$5,009	$21

	December 31, 2011
Millions of dollars	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Short-term debt	$48	$48	$—	$10	$38
Long-term debt	3,978	4,246	—	4,243	3

Short-term and long-term debt, including current maturities	$4,026	$4,294	$—	$4,253	$41

The fair value of all non-derivative financial instruments included in current assets, including cash and cash equivalents, restricted cash and accounts receivable, and current liabilities, including short-term debt and accounts payable, approximates the applicable carrying value due to the short maturity of those instruments.

We use the following inputs and valuation techniques to estimate the fair value of our financial instruments:

Derivatives—The fair value of our commodity derivatives is measured using the closing market price at the end of the reporting period obtained from the New York Mercantile Exchange and from third-party broker quotes and pricing providers. Warrants are valued using the weighted average price of our stock for the last 20 trading days less the warrant exercise price. The fair value of our foreign currency derivatives is based on forward market rates.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Long-Term Debt—Fair value is calculated based on non-binding broker quotes obtained from well-established and recognized vendors of market data for debt valuations.

16. Pension and Other Post-retirement Benefits

We have defined benefit pension plans which cover employees in the U.S. and various non-U.S. countries. We also sponsor postretirement benefit plans other than pensions that provide medical benefits to our U.S., Canadian, and French employees. In addition, we provide other post employment benefits such as early retirement and deferred compensation severance benefits to employees of certain non-U.S. countries. We use a measurement date of December 31 for all of our benefit plans.

Most employees in the U.S. and certain non-U.S. countries are eligible to participate in defined contribution plans (Employee Savings Plans) by contributing a portion of their compensation. We also make employer contributions, such as matching contributions, to certain of these plans.

For 2012, the actual return was a gain of 12.82% and 7.63% for U.S. and non-U.S. plan assets, respectively.

The following table provides a reconciliation of projected benefit obligations, plan assets and the funded status of our U.S. and non-U.S. defined benefit pension plans:

	Year Ended December 31,
	2012		2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Change in benefit obligation:
Benefit obligation, January 1	$2,067	$1,093	$1,834	$1,099
Service cost	41	24	40	29
Interest cost	80	51	91	56
Actuarial loss (gain)	87	145	239	(21)
Plan amendments	—	(8)	—	14
Benefits paid	(119)	(44)	(106)	(54)
Participant contributions	—	3	—	3
Settlement	—	—	(31)	—
Curtailment	—	(4)	—	(1)
Foreign exchange effects	—	28	—	(31)
Net transfer out (including the effect of any business combinations/divestitures)	—	—	—	(1)

Benefit obligation, December 31	2,156	1,288	2,067	1,093

Change in plan assets:
Fair value of plan assets, January 1	1,527	554	1,210	550
Actual return on plan assets	182	26	(18)	16
Company contributions	108	72	472	54
Benefits paid	(119)	(44)	(106)	(54)
Participant contributions	—	3	—	3
Foreign exchange effects	—	14	—	(15)
Settlement	—	—	(31)	—

Fair value of plan assets, December 31	1,698	625	1,527	554

Funded status of continuing operations, December 31	$(458)	$(663)	$(540)	$(539)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	December 31, 2012		December 31, 2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Amounts recognized in the Consolidated Balance Sheets consist of:
Prepaid benefit cost	$—	$15	$—	$47
Accrued benefit liability, current	—	(48)	—	(22)
Accrued benefit liability, long-term	(458)	(630)	(540)	(564)

Funded status, December 31	$(458)	$(663)	$(540)	$(539)

	December 31, 2012		December 31, 2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Amounts recognized in Accumulated other comprehensive income:
Actuarial and investment loss (gain)	$431	$106	$433	$(40)
Prior service cost (credit)	—	10	—	21

Balance at December 31	$431	$116	$433	$(19)

The following additional information is presented for our U.S. and non-U.S. pension plans as of December 31:

	December 31, 2012		December 31, 2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Accumulated benefit obligation for defined benefit plans, December 31	$2,126	$1,172	$2,041	$1,016

Pension plans with projected benefit obligations in excess of the fair value of assets are summarized as follows at December 31:

	December 31, 2012		December 31, 2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Projected benefit obligations	$2,156	$987	$2,067	$846
Fair value of assets	1,698	309	1,527	259

Pension plans with accumulated benefit obligations in excess of the fair value of assets are summarized as follows at December 31:

	December 31, 2012		December 31, 2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Accumulated benefit obligations	$2,125	$779	$2,041	$720
Fair value of assets	1,698	171	1,527	162

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table provides the components of net periodic pension costs:

	U.S. Plans
	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31,	January 1 through April 30,
Millions of dollars	2012	2011	2010	2010
Net Periodic Pension Cost:
Service cost	$44	$40	$29	$14
Interest cost	80	91	62	31
Actual return on plan assets	(182)	18	(95)	(55)
Less—return in excess of (less than) expected return	63	(123)	35	24

Expected return on plan assets	(119)	(105)	(60)	(31)
Settlement and curtailment loss	—	6	2	—
Prior service cost (benefit) amortization	—	—	—	(4)
Actuarial and investment loss amortization	23	—	—	8

Net periodic benefit cost (benefit)	$28	$32	$33	$18

	Non-U.S. Plans
	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31,	January 1 through April 30,
Millions of dollars	2012	2011	2010	2010
Net Periodic Pension Cost:
Service cost	$26	$29	$19	$9
Interest cost	51	56	34	17
Actual return on plan assets	(26)	(16)	(23)	(25)
Less – return in excess of (less than) expected return	(1)	(18)	3	15

Expected return on plan assets	(27)	(34)	(20)	(10)
Settlement and curtailment (gain) loss	(4)	(3)	—	(1)
Prior service cost (benefit) amortization	2	3	—	—
Actuarial and investment (gain) loss amortization	(1)	—	—	1
Other	—	—	—	1

Net periodic benefit cost (benefit)	$47	$51	$33	$17

Our goal is to manage pension investments over the longer term to achieve optimal returns with an acceptable level of risk and volatility. The assets are externally managed by professional investment firms and performance is evaluated continuously against specific benchmarks.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The actual and target asset allocation for our plans are as follows:

	2012		2011
Millions of dollars	Actual	Target	Actual	Target
Canada
Equity securities	61%	60%	61%	60%
Fixed income	39%	40%	39%	40%
United Kingdom—Lyondell Chemical Plans
Equity securities	47%	50%	48%	50%
Fixed income	53%	50%	52%	50%
United Kingdom—Basell Plans
Equity securities	59%	60%	58%	60%
Fixed income	41%	40%	42%	40%
United States
Equity securities	58%	55%	58%	55%
Fixed income	33%	30%	35%	30%
Alternatives	9%	15%	7%	15%
Netherlands—Lyondell Chemical Plans
Equity securities	—%	—%	18%	50%
Fixed income	100%	100%	82%	50%
Netherlands—Basell Plans
Equity securities	7%	18%	10%	18%
Fixed income	93%	82%	90%	82%

We estimate the following contributions to our pension plans in 2013:

Millions of dollars	U.S.	Non-U.S.
Defined benefit plans	$99	$101
Multi-employer plans	—	8

Total	$99	$109

As of December 31, 2012, future expected benefit payments by our pension plans which reflect expected future service, as appropriate, are as follows:

Millions of dollars	U.S.	Non-U.S.
2013	$128	$76
2014	131	64
2015	138	66
2016	134	63
2017	144	65
2018 through 2022	750	331

The following tables set forth the principal assumptions on discount rates, projected rates of compensation increase and expected rates of return on plan assets, where applicable. These assumptions vary for the different plans, as they are determined in consideration of the local conditions.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The assumptions used in determining the net benefit liabilities for our pension plans were as follows at December 31:

	2012		2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted average assumptions:
Discount rate	3.82%	3.63%	4.07%	4.83%
Rate of compensation increase	4.00%	3.12%	4.00%	3.17%

The assumptions used in determining net benefit costs for our pension plans were as follows:

	Successor						Predecessor
	Year Ended December 31,				May 1 through December 31, 2010		January 1 through April 30, 2010
	2012		2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted average assumptions for the year:
Discount rate	4.07%	4.83%	5.18%	4.97%	5.68%	4.82%	5.75%	5.50%
Expected return on plan assets	8.00%	4.84%	8.00%	6.21%	8.00%	6.24%	8.00%	6.52%
Rate of compensation increase	4.00%	3.17%	4.00%	3.27%	4.00%	3.26%	4.00%	3.08%

The discount rate assumptions reflect the rates at which the benefit obligations could be effectively settled, based on published long-term bond indices where the term closely matches the term of the benefit obligations. The expected rate of return on assets was estimated based on the plans’ asset allocation, a review of historical capital market performance, historical plan performance and a forecast of expected future asset returns. We review these long-term assumptions on a periodic basis.

Our pension plans have not directly invested in securities of LyondellBasell N.V., and there have been no significant transactions between any of the pension plans and the Company or related parties thereof.

In accordance with ASC 820, Fair Value Measurements and Disclosures, fair value measurements are classified using the following hierarchy:

Level 1—Quoted prices for identical instruments in active markets.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs or significant value-drivers are observable in active markets.

Level 3—Model-derived valuations in which one or more significant inputs or significant value-drivers are unobservable.

When available, quoted market prices are used to determine fair value and such measurements are classified within Level 1. In some cases where market prices are not available, observable market-based inputs are used to calculate fair value, in which case the measurements are classified within Level 2. If quoted or observable market prices are not available, fair value is based upon internally-developed models that use, where possible, current market-based parameters such as interest rates, yield curves and currency rates. These measurements are classified within Level 3.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fair value measurements are classified according to the lowest level input or value-driver that is significant to the valuation. A measurement may therefore be classified within Level 3 even though there may be significant inputs that are readily observable.

The major classes of the pension assets are measured at fair value using the following valuation methodologies:

Common and preferred stock—Valued at the closing price reported on the active market on which the individual securities are traded.

Fixed income securities—Certain securities that are not traded on an exchange are valued at the closing price reported by pricing services. Other securities are valued based on yields currently available on comparable securities of issuers with similar credit ratings.

Commingled funds—Valued based upon the unit values of such collective trust funds held at year end by the pension plans. Unit values are based on the fair value of the underlying assets of the fund derived from inputs principally from, or corroborated by, observable market data by correlation or other means.

Real estate—Valued on the basis of a discounted cash flow approach, which includes the future rental receipts, expenses, and residual values as the highest and best use of the real estate from a market participant view as rental property.

Hedge funds—Valued based upon the unit values of such alternative investments held at year end by the pension plans. Unit values are based on the fair value of the underlying assets of the fund.

Private equity—Valued based upon the unit values of such alternative investments held at year end by the pension plans. Unit values are based on the fair value of the underlying assets of the fund. Certain securities held in the fund are valued at the closing price reported on the exchange or other established quotation service for over-the-counter securities. Other assets held in the fund are valued based on the most recent financial statements prepared by the fund manager.

Convertible securities—Valued at the quoted prices for similar assets or liabilities in active markets.

U.S. government securities—Certain securities are valued at the closing price reported on the active market on which the individual securities are traded. Other securities are valued based on yields currently available on comparable securities of issuers with similar credit ratings.

Cash and cash equivalents—Valued at the quoted prices for similar assets or liabilities in active markets.

John Hancock group annuity contract—Valued at fair value by discounting the related cash flows based on current yields of similar instruments with comparable durations considering the credit-worthiness of the issuer.

Metropolitan Life Insurance guaranteed investment group annuity contract—Valued at fair value as calculated by the Company. The market value of the GIC is estimated as the present value of its future expected cash flows, discounted at an appropriate interest rate.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The pension investments that are measured at fair value as of December 31, 2012 are summarized below:

	December 31, 2012
Millions of dollars	Fair Value	Level 1	Level 2	Level 3
U.S.
Common and preferred stock
Domestic	$411	$411	$—	$—
International	119	119	—	—
Fixed income securities
Corporate bonds	133	—	133	—
Mortgage-backed securities	17	—	17	—
Municipal bonds	7	—	7	—
Foreign government issued bonds	5	—	5	—
Asset-backed securities	2	—	2	—
Commingled funds
Domestic equity (a)	109	—	109	—
International equity (a)	380	—	380	—
Fixed income	198	—	198	—
Real estate	59	—	—	59
Hedge funds	73	—	—	73
Private equity	10	—	—	10
Convertible securities	1	—	1	—
U.S. government securities
Agency securities	102	—	102	—
U.S. Treasury securities	68	68	—	—
Cash and cash equivalents	44	44	—	—
John Hancock GACs	6	—	—	6
Metropolitan Life Insurance GIC	15	—	—	15

Total U.S. Pension Assets	$1,759	$642	$954	$163

	December 31, 2012
Millions of dollars	Fair Value	Level 1	Level 2	Level 3
Non-U.S.
Common stocks	$3	$3	$—	$—
Commingled funds
Domestic equity (a)	31	—	31	—
International equity (a)	128	—	128	—
Fixed income	144	—	144	—
Fixed income securities	308	—	308	—
Cash and cash equivalents	8	8	—	—

Total Non-U.S. Pension Assets	$622	$11	$611	$—

(a)	In 2012, we reclassified our commingled funds to conform with a presentation that considers the unit value of the commingled fund as a level 2 input. However, the fair value of the securities owned by the funds is based on observable quoted prices on active exchanges, which are level 1 inputs.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The pension investments that are measured at fair value as of December 31, 2011 are summarized below:

	December 31, 2011
Millions of dollars	Fair Value	Level 1	Level 2	Level 3
U.S.
Common and preferred stock
Domestic	$335	$335	$—	$—
International	20	20	—	—
Fixed income securities
Corporate bonds	127	—	127	—
Mortgage-backed securities	15	—	15	—
Municipal bonds	6	—	6	—
Foreign government issued bonds	10	—	10	—
Asset-backed securities	3	—	3	—
Commingled funds
Domestic equity	130	130	—	—
International equity	397	397	—	—
Fixed income	185	—	185	—
Real estate	50	—	—	50
Hedge funds	40	—	—	40
Convertible securities	1	—	1	—
U.S. government securities
Agency securities	42	—	42	—
U.S. Treasury securities	58	58	—	—
Cash and cash equivalents	93	93	—	—
John Hancock GACs	5	—	—	5
Metropolitan Life Insurance GIC	16	—	—	16

Total U.S. Pension Assets	$1,533	$1,033	$389	$111

	December 31, 2011
Millions of dollars	Fair Value	Level 1	Level 2	Level 3
Non-U.S.
Common stock	$190	$190	$—	$—
Fixed income securities	351	—	351	—
Cash and cash equivalents	13	13	—	—

Total Non-U.S. Pension Assets	$554	$203	$351	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table sets forth a summary of changes in the fair value of the Level 3 plan assets for the years ended December 31, 2012 and 2011:

	U.S. Pension Level 3 Assets
Millions of dollars	Real Estate	Hedge Funds	Private Equity	Metropolitan Life GIC	John Hancock GACs	Total
Balance at December 31, 2010	$42	$—	$—	$18	$5	$65
Realized gain	2	—	—	1	—	3
Unrealized gain (loss) related to investments still held at the reporting date	6	(1)	—	(3)	—	2
Purchases, sales, and settlements
Purchases	1	41	—	—	—	42
Sales	(1)	—	—	—	—	(1)

Balance at December 31, 2011	50	40	—	16	5	111
Realized gain	2	—	—	—	1	3
Unrealized gain (loss) related to investments still held at the reporting date	4	—	—	(1)	—	3
Purchases, sales, and settlements
Purchases	4	33	10	—	—	47
Sales	(1)	—	—	—	—	(1)

Balance at December 31, 2012	$59	$73	$10	$15	$6	$163

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fair value measurements of the investments in certain entities that calculate net asset value per share as of December 31, 2012 are as follows:

Millions of dollars	Fair Value	Unfunded Commitments	Remaining Life	Redemption Frequency (if currently eligible)	Trade to Settlement Terms	Redemption Notice Period
U.S.
Commingled fund investing in Domestic Equity	$109	$—	N/A	daily, pending market condition	1 to 3 days	3 to 4 days
Commingled fund investing in International Equity	380	—	N/A	daily, pending market condition	1 to 3 days	3 days
Commingled fund investing in Fixed Income	198	—	N/A	daily, pending market condition	1 to 3 days	3 to 7 days
Real Estate	59	12	10 years	quarterly, pending market condition	15 to 25 days	45 to 90 days
Hedge Funds	73	—	N/A	monthly, pending market condition	10 to 30 days	20 to 90 days
Private Equity	10	60	10 years	quarterly, pending market condition	N/A	N/A

Total U.S.	$829	$72

Millions of dollars	Fair Value	Unfunded Commitments	Remaining Life	Redemption Frequency (if currently eligible)	Trade to Settlement Terms	Redemption Notice Period
Non-U.S.

Commingled fund investing in Domestic Equity	$31	$—	N/A	1 to 7 days, pending market condition	1 to 3 days	1 to 3 days

Commingled fund investing in International Equity	128	—	N/A	1 to 7 days, pending market condition	1 to 3 days	1 to 3 days

Commingled fund investing in Fixed Income	144	—	N/A	daily, pending market condition	1 to 3 days	3 days

Total Non-U.S.	$303	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

Multi-employer Plan—The Company participates in a multi-employer plan Pensionskasse der BASF WaG V.VaG, which provides for benefits to the majority of our employees in Germany. Up to a certain salary level, the benefit obligations are covered by contributions of the Company and the employees to the plan.

The following table provides disclosure related to the Company’s multi-employer plan:

	Company Contributions
Millions of dollars	2012	2011	2010
Pensionskasse der BASF WaG V.VaG (a)	$8	$7	$7

(a)	The plan information for the Pensionskasse der BASF WaG V.VaG is not publicly available and the plan is not subject to a collective-bargaining agreement. The plan provides fixed, monthly retirement payments on the basis of the credits earned by the participating employees. To the extent that the plan is underfunded, the future contributions to the plan may increase and may be used to fund retirement benefits for employees related to other employers. The Pensionskasse der BASF WaG V.VaG’s financial statements for the years ended December 31, 2011 and 2010 indicated total assets of $7,287 million and $7,850 million, respectively; total actuarial present value of accumulated plan benefits of $7,423 million and $7,383 million, respectively; and total contributions for all participating employers of $202 million and $203 million, respectively. Our plan contributions did not exceed 5 percent of the total contributions in 2012, 2011, or 2010.

Other Postretirement Benefits—We sponsor unfunded health care and life insurance plans covering certain eligible retired employees and their eligible dependents. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverage. Life insurance benefits are generally provided by insurance contracts. We retain the right, subject to existing agreements, to modify or eliminate these benefits.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table provides a reconciliation of benefit obligations of our unfunded other postretirement benefit plans:

	Year Ended December 31,
	2012		2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Change in benefit obligation:
Benefit obligation, beginning of period	$338	$26	$310	$22
Service cost	5	1	4	1
Interest cost	13	1	18	1
Plan amendments	—	—	(1)	—
Curtailment	—	(1)	—	—
Actuarial loss	17	12	27	3
Benefits paid	(29)	(1)	(30)	—
Medicare subsidies	—	—	1	—
Participant contributions	8	—	9	—
Foreign exchange effects	—	1	—	(1)

Benefit obligation, end of period	352	39	338	26

Change in plan assets:
Fair value of plan assets, beginning of period	—	—	—	—
Employer contributions	21	1	20	—
Participant contributions	8	—	9	—
Benefits paid	(29)	(1)	(30)	—
Medicare subsidies	—	—	1	—

Fair value of plan assets, end of period	—	—	—	—

Funded status, end of period	$(352)	$(39)	$(338)	$(26)

	December 31, 2012		December 31, 2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Amounts recognized in the Consolidated Balance Sheets consist of:
Accrued benefit liability, current	$(21)	$(1)	$(20)	$(1)
Accrued benefit liability, long-term	(331)	(38)	(318)	(25)

Funded status, December 31	$(352)	$(39)	$(338)	$(26)

	December 31, 2012		December 31, 2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Amounts recognized in the Accumulated other comprehensive income:
Actuarial and investment loss	$61	$11	$46	$—
Prior service cost (credit)	(1)	—	(1)	—

Balance at December 31	$60	$11	$45	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table provides the components of net periodic other postretirement benefit costs:

	U.S. Plans
	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31, 2010	January 1 through April 30, 2010
Millions of dollars	2012	2011
Net Periodic Other Postretirement Cost:
Service cost	$5	$4	$3	$2
Interest cost	13	18	11	5
Prior service cost (benefit) amortization	—	—	—	(3)
Actuarial loss amortization	1	—	—	—

Net periodic benefit cost	$19	$22	$14	$4

	Non-U.S. Plans
	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31, 2010	January 1 through April 30, 2010
Millions of dollars	2012	2011
Net Periodic Other Postretirement Cost:
Service cost	$1	$1	$—	$—
Interest cost	1	1	1	1

Net periodic benefit cost	$2	$2	$1	$1

The following table sets forth the assumed health care cost trend rates at December 31:

	U.S. Plans
	2013	2012
Assumed heath care trend rate:
Immediate trend rate	7.9%	8.2%
Ultimate trend rate (the rate to which the cost trend rate is assumed to decline)	4.5%	4.5%
Year that the rate reaches the ultimate trend rate	2027	2027

	Non-U.S. Plans
	Canada		France
	2013	2012	2013	2012
Assumed heath care trend rate:
Immediate trend rate	7.5%	8.0%	3.5%	2.0%
Ultimate trend rate (the rate to which the cost trend rate is assumed to decline)	5.0%	5.0%	—	—
Year that the rate reaches the ultimate trend rate	2018	2018	—	—

The health care cost trend rate assumption does not have a significant effect on the amounts reported due to limits on maximum contribution levels to the medical plans. To illustrate, increasing or decreasing the assumed health care cost trend rates by one percentage point in each year would change the accumulated other

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

postretirement benefit liability as of December 31, 2012 by less than $1 million for both U.S. and non-U.S. plans and would not have a material effect on the aggregate service and interest cost components of the net periodic other postretirement benefit cost for the year then ended.

The assumptions used in determining the net benefit liabilities for our other postretirement benefit plans were as follows at December 31:

	2012		2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted average assumptions:
Discount rate	3.73%	3.80%	3.98%	5.03%
Rate of compensation increase	4.00%	3.00%	4.00%	3.00%

The assumptions used in determining the net benefit costs for our other postretirement benefit plans were as follows:

	Successor						Predecessor
	Year Ended December 31,				May 1 through December 31, 2010		January 1 through April 30, 2010
	2012		2011
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted average assumptions for the year:
Discount rate	3.98%	5.03%	5.00%	5.36%	5.73%	5.22%	5.75%	5.46%
Rate of compensation increase	4.00%	3.00%	4.00%	3.52%	4.00%	3.46%	4.00%	3.58%

As of December 31, 2012, future expected benefit payments by our other postretirement benefit plan, which reflect expected future service, as appropriate, were as follows:

Millions of dollars	U.S.	Non-U.S.
2013	$21	$1
2014	21	1
2015	22	1
2016	23	1
2017	23	1
2018 through 2022	121	7

Accumulated Other Comprehensive Income—The following pre-tax amounts were recognized in accumulated other comprehensive income as of and for the years ended December 31, 2012 and 2011:

	Pension Benefits		Other Benefits
Millions of dollars	Actuarial (Gain) Loss	Prior Service Cost (Credit)	Actuarial (Gain) Loss	Prior Service Cost (Credit)
December 31, 2010	$37	$10	$16	$—
Arising during the period	362	12	26	3
Gain due to settlements and curtailments	(6)	(1)	—	—

December 31, 2011	393	21	42	3
Arising during the period	166	(8)	32	(4)
Amortization	(22)	(3)	(2)	—

December 31, 2012	$537	$10	$72	$(1)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred income taxes related to amounts in accumulated other comprehensive income include provisions of $197 million and $158 million as of December 31, 2012 and 2011, respectively. In connection with application of fresh-start accounting, on May 1, 2010 all gains and losses in OCI and the related deferred income were written off.

At December 31, 2012, AOCI included $23 million of net actuarial and investment loss related to U.S. pension plans and $3 million of prior service cost and $3 million of net actuarial and investment loss related to non-U.S. pension plans that are expected to be recognized as a component of net periodic benefit cost in 2013. At December 31, 2012, AOCI included $3 million and $1 million of net actuarial and investment loss related to U.S. and non-U.S. other postretirement benefits, respectively, that are expected to be recognized in net periodic benefit cost in 2013.

Defined Contribution Plans—Most employees in the U.S. and certain non-U.S. countries are eligible to participate in defined contribution plans (“Employee Savings Plans”) by contributing a portion of their compensation. We also make employer contributions, such as matching contributions, to certain of these plans. The Predecessor had temporarily suspended matching contributions to the U.S. Employee Savings Plans beginning in March 2009 as a result of filing voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code. In May 2010, we resumed matching contributions under the U.S. Employee Savings Plans.

The following table provides the company contributions to the Employee Savings Plans:

	Company Contributions
	2012		2011		2010
Millions of dollars	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Employee Savings Plans	$27	$4	$30	$4	$17	$—

17. Incentive and Share-Based Compensation

Medium-Term Incentive Plan

In April 2010, we adopted our Medium-Term Incentive Plan (“MTI”). The MTI is designed to link the interests of senior management with the interests of shareholders by tying incentives to measurable corporate performance. The MTI awards for 2012, 2011 and 2010 provide payouts based on our return on assets and cost improvements over a three-calendar year performance period. Subject to customary accelerated vesting or forfeiture in the event of certain termination events, the awards will vest on the date following December 31, of the applicable performance period, on which the Compensation Committee of the Supervisory Board certifies the performance results and will be paid by March 31, following the end of the applicable performance period. Awards granted under the MTI are cash based awards. Beginning in 2012, eligible employees other than executive officers may elect to receive, and executive officers automatically receive, equity-based Qualified Performance Awards (“QPA”) under the Long-Term Incentive Plan (“LTI”) in lieu of any MTI awards. Awards under the MTI are accounted for as a liability and classified in Other liabilities on the Consolidated Balance Sheets. We recorded compensation expense of $18 million and $15 million for the years ended December 31, 2012 and 2011, respectively, and $4 million for the eight months ended December 31, 2010, based on the expected achievement of performance results.

Long-Term Incentive Plan

In April 2010, we adopted our 2010 LTI. Under the LTI, the Compensation Committee is authorized to grant restricted stock, restricted stock units, stock options, qualified performance awards, stock appreciation rights and

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

other types of equity-based awards. The Compensation Committee determines the recipients of the equity awards, the type of award made, the required performance measures, and the timing and duration of each grant. The maximum number of shares of LyondellBasell N.V. stock reserved for issuance under the LTI is 22,000,000. In connection with emergence from bankruptcy, awards were granted to our senior management and we have since granted awards for new hires and promotions. As of December 31, 2012, there were 9,601,927 shares remaining available for issuance.

The LTI awards resulted in compensation expense of $39 million and $30 million for the years ended December 31, 2012 and 2011, respectively, $22 million for the eight months ended December 31, 2010, and $24 million for the four months ended April 30, 2010. The tax benefits were $14 million and $10 million for the years ended December 31, 2012 and 2011, respectively, and $8 million for each the eight months ended December 31, 2010 and four months ended April 30, 2010.

Restricted Stock Units—Restricted stock units (“RSUs”) generally entitle the recipient to be paid out an equal number of ordinary shares on the fifth anniversary of the grant date. In connection with the special dividend declared on November 19, 2012, the Compensation Committee authorized a grant of RSUs to each unvested stock option holder, which will vest ratably with the underlying options. RSUs, which are subject to customary accelerated vesting or forfeiture in the event of certain termination events, are accounted for as an equity award with compensation cost recognized ratably over the vesting period. The holders of RSUs are entitled to dividend equivalents to be settled no later than March 15, following the year in which dividends are paid, as long as the participant is in full employment at the time of the dividend payment. See the “Dividend Distribution” section of Note 20 for the per share amount of dividend equivalent payments made during 2012 and 2011 to holders of RSUs.

The following table summarizes RSU activity for the year ended December 31, 2012 in thousands of units:

	Number of Units	Weighted- Average Grant Date Fair Value (per share)
Outstanding at January 1, 2012	2,005	$19.13
Granted	269	51.06
Paid	(118)	20.37
Forfeited	(226)	18.97

Outstanding at December 31, 2012	1,930	$23.51

The weighted-average grant date fair value for RSUs granted during the years ended December 31, 2012 and 2011 and the eight months ended December 31, 2010 was $51.06, $32.07, and $17.65, respectively. The total fair value of vested RSUs was $2 million during the year ended December 31, 2012 and less than $1 million for the year ended December 31, 2011, and less than $1 million for the eight months ended December 31, 2010.

The compensation expense related to the outstanding RSU was $7 million for each of the years ended December 31, 2012 and 2011, and $5 million for the eight months ended December 31, 2010. The related tax benefit was $2 million for each of the years ended December 31, 2012 and 2011, and $1 million for the eight months ended December 31, 2010. Total dividend equivalent payments were $7 million and $9 million for 2012 and 2011, respectively. As of December 31, 2012, the unrecognized compensation cost related to RSU was $29 million, which is expected to be recognized over a weighted-average period of 3 years.

Stock Options—Stock options are granted with an exercise price equal to the market price of our ordinary shares at the date of grant. The stock options are accounted for as an equity award with compensation cost recognized

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

using the graded vesting method. We issued stock options to purchase 5,639,020 of our ordinary shares to our Chief Executive Officer at emergence from bankruptcy. These options vest in five equal, annual installments beginning on May 14, 2010 and may be exercised for a period of seven years following the grant date of May 14, 2009. The options originally were granted with an exercise price of $17.61 per share, the fair value of the Company’s ordinary shares based on its reorganized value at the date of emergence. All other stock options granted before May 4, 2011 vest in equal increments on the second, third and fourth anniversary of the grant date, and options granted on and after May 4, 2011 vest in equal increments on the first, second and third anniversary of the grant date. These options have a contractual term of ten years and are subject to customary accelerated vesting or forfeiture in the event of certain termination events. Exercise prices for those options range from $11.95 to $52.20.

The Company’s Supervisory Board authorized, and the Management Board declared, a special dividend of $2.75 per share to all shareholders of record on November 19, 2012 and a special dividend of $4.50 per share to all shareholders of record on November 15, 2011. In connection with the special dividends, the Compensation Committee authorized a cash payment equal to the special dividend on each underlying share outstanding for vested employee stock options. The dividend equivalent payments for the vested stock options resulted in compensation expense of $7 million in 2012 and $8 million in 2011.

The LTI provides for adjustments to the terms of awards granted under the LTI in certain circumstances, including the payment by the Company of certain special dividends. Pursuant to the provisions of the LTI, the Compensation Committee of the Supervisory Board authorized the reduction of the exercise price of all outstanding unvested stock options granted under the LTI in connection with the 2011 special dividend. The reduction in exercise price of $4.50 per share for all outstanding unvested stock options on December 6, 2011 was equal to the amount of the special dividend and was intended to provide an equitable adjustment to holders of stock options as a result of the Company’s payment of the special dividend. The fair value of stock options was re-measured using the Black-Scholes option-pricing model before and after the modification. As a result of this modification, the Company’s unrecognized stock option expense was increased by $17 million for all unvested shares, which amount is being recognized prospectively over the remaining terms of those options.

No other terms of the Company’s employee stock options, including those held by named executive officers, have been changed.

The fair value of each stock option award is estimated, based on several assumptions, on the date of grant using the Black-Scholes option valuation model. The principal assumptions utilized in valuing stock options include the expected stock price volatility (based on the historic average of the common stock of our peer companies and the Company’s historic stock price volatility over the expected term); the expected option life (an estimate based on a simplified approach); the expected dividend yield; and the risk-free interest rate (an estimate based on the yield of United States Treasury zero coupon bond with a maturity equal to the expected life of the option). In 2012, the per share weighted-average fair value for all options granted was $9.21. In 2011, the per share weighted-average fair value for all options granted was $7.86 before the re-measurement described above and $9.88 after re-measurement. In 2010, the per share weighted-average fair value for all options granted was $7.82. These fair values were computed using the following range of assumptions for the years ended December 31:

	2012	2011	2010
Fair value assumptions:
Dividend yield	3.00%	3.00%	0.00%
Expected volatility	51.0%	50.0%	47.0%
Risk-free interest rate	0.80-1.11%	0.24-1.18%	1.63-2.94%
Weighted-average expected term, in years	6.0	3.4	5.2

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes stock option activity for the year ended December 31, 2012 in thousands of shares for the non-qualified stock options:

	Number of Shares	Weighted- Average Price	Weighted- Average Remaining Term	Aggregate Intrinsic Value (millions of dollars)
Outstanding at January 1, 2012	7,977	$14.24
Granted	113	44.44
Exercised	(1,324)	15.25
Forfeited	(257)	15.33

Outstanding at December 31, 2012	6,509	$14.51	5.7 years	$167

Exercisable at December 31, 2012	2,591	$15.20	4.7 years	$109

The aggregate intrinsic value of stock options exercised during the years ended December 31, 2012 and 2011 was $39 million and $11 million, respectively.

Total stock option expense was $22 million and $17 million for the years ended December 31, 2012 and 2011, respectively, $12 million for the eight months ended December 31, 2010, and $19 million for the four months ended April 30, 2010. The related tax benefits were $8 million and $6 million for the years ended December 31, 2012 and 2011, respectively, $5 million for the eight months ended December 31, 2010, and $6 million for the four months ended April 30, 2010. As of December 31, 2012, the unrecognized compensation cost related to non-qualified stock options was $12 million, which is expected to be recognized over a weighted-average period of 2 years.

Restricted Stock—On April 30, 2010, we issued 1,771,794 restricted shares. The terms of the restricted stock award provide that the holder is entitled to receive dividends when and if paid on the Company’s ordinary shares and that the holder has full voting rights during the restricted period. The holder may not sell or transfer the restricted shares until the restrictions lapse on May 14, 2014 or such earlier date as provided in the award agreement. The award agreement provides for earlier vesting in the event that any 10% holder of our ordinary shares sells any of their shares. Pursuant to this provision, the restrictions on an aggregate of 725,099 automatically lapsed due to the sale of a portion of LyondellBasell N.V. stock by the affiliates of Apollo Management Holdings L.P. to unaffiliated third parties. Additionally, pursuant to the terms of the award agreement, an aggregate of 264,297 of the vested shares were withheld in payment of withholding tax obligations.

The following table summarizes restricted stock activity for the year ended December 31, 2012 in thousands of shares:

	Number of Shares	Weighted- Average Grant Date Fair Value
Outstanding at January 1, 2012	1,772	$17.61
Granted	—	—
Paid	(725)	17.61
Forfeited	—	—

Outstanding at December 31, 2012	1,047	$17.61

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

No restricted stock was granted during the years ended December 31, 2012 and 2011 and eight months ended December 31, 2010. The weighted-average grant date fair value for restricted stock granted during the four months ended April 30, 2010 was $17.61. The total fair value of restricted stock vested during the year ended December 31, 2012 was $13 million.

The total restricted stock shares expense was $10 million for the year ended December 31, 2012, $6 million for the year ended December 31, 2011, and $5 million for each the eight months ended December 31, 2010, and four months ended April 30, 2010. The related tax benefit was $4 million and $2 million for the years ended December 31, 2012 and 2011, respectively, and $2 million for each the eight months ended December 31, 2010 and four months ended April 30, 2010. As of December 31, 2012, the unrecognized compensation cost related to restricted stock shares was $5 million, which is expected to be recognized over a weighted-average period of 2 years.

Qualified Performance Awards—The QPA was established during the first quarter of 2012. The QPA is designed to link the interests of senior management with the interests of shareholders by tying incentives to measurable corporate and individual performance. Under QPA, which are a form of equity-based compensation, a number of target units are established at the beginning of a three-calendar year performance period. Each unit is equivalent to one share of LyondellBasell N.V. common stock. The final number of LyondellBasell N.V shares payable is determined at the end of a three-calendar year performance period by the Compensation Committee of the Supervisory Board. Since the service-inception date precedes the grant date, the Company estimates the number of target units each reporting period, accounts for this award as a liability award until the grant date and accrues compensation expense during the three-calendar year performance period on a straight-line basis. The QPA is subject to customary accelerated vesting and forfeiture in the event of certain termination events. The QPA is classified in Other liabilities on the Consolidated Balance Sheets. We recorded compensation expense of $3 million for the year ended December 31, 2012.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

18. Income Taxes

The significant components of the provision for income taxes are as follows:

	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31 2010	January 1 through April 30, 2010
Millions of dollars	2012	2011
Current:
U.S. federal	$464	$419	$32	$11
Non-U.S.	78	161	106	(16)
State	70	27	12	11

Total current	612	607	150	6

Deferred:
U.S. federal	607	394	228	(1,386)
Non-U.S.	73	60	(198)	106
State	35	(2)	(10)	(41)

Total deferred	715	452	20	(1,321)

Provision for income taxes before tax effects of other comprehensive income	1,327	1,059	170	(1,315)
Tax effects of elements of other comprehensive income:
Pension and postretirement liabilities	(38)	(128)	(30)	3
Financial derivatives	—	—	—	51
Foreign currency translation	(1)	1	4	(9)

Total income tax expense in comprehensive income	$1,288	$932	$144	$(1,270)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

LyondellBasell N.V. is incorporated and is resident in The Netherlands. However, since the proportion of U.S. revenues, assets, operating income and associated tax provisions is significantly greater than any other single taxing jurisdiction within the worldwide group, the reconciliation of the differences between the provision for income taxes and the statutory rate is presented on the basis of the U.S. statutory federal income tax rate of 35% as opposed to the Dutch statutory rate of 25% to provide a more meaningful insight into those differences. Our effective tax rate for the year ended December 31, 2012 is 31.7%. This summary is shown below:

	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31, 2010	January 1 through April 30, 2010
Millions of dollars	2012	2011
Income (loss) before income taxes:
U.S.	$3,313	$2,388	$1,141	$8,490
Non-U.S.	872	1,143	590	(1,543)

Total	$4,185	$3,531	$1,731	$6,947

Income tax at U.S. statutory rate	$1,465	$1,236	$606	$2,431
Increase (reduction) resulting from:
Discharge of debt and other reorganization related items	—	—	(221)	(4,355)
Non-U.S. income taxed at lower statutory rates	(53)	(44)	(14)	(3)
State income taxes, net of federal benefit	67	27	36	(63)
Changes in valuation allowances	(72)	(84)	(266)	262
Non-taxable (income) and non-deductible expenses	(50)	(73)	(102)	—
Notional royalties	(30)	(32)	(12)	(11)
Other income taxes, net of federal benefit	10	14	33	30
Uncertain tax positions	21	(11)	13	402
Warrants & stock compensation	4	13	24	5
Transfer of subsidiary	—	—	88	—
U.S. manufacturing deduction	(42)	(30)	—	—
Foreign currency gains and losses	41	11	—	—
Other, net	(34)	32	(15)	(13)

Income tax provision (benefit)	$1,327	$1,059	$170	$(1,315)

Under the Plan of Reorganization, a substantial portion of the Company’s pre-petition debt securities, revolving credit facility and other obligations was extinguished. Absent an exception, a debtor recognizes cancellation of indebtedness income (“CODI”) upon discharge of its outstanding indebtedness for an amount of consideration that is less than its adjusted issue price. The Internal Revenue Code of 1986, as amended (“IRC”), provides that a debtor in a bankruptcy case may exclude CODI from taxable income but must reduce certain of its tax attributes by the amount of any CODI realized as a result of the consummation of a plan of reorganization. The amount of CODI realized by a taxpayer is the adjusted issue price of any indebtedness discharged less the sum of (i) the amount of cash paid, (ii) the issue price of any new indebtedness issued and (iii) the fair market value of any other consideration, including equity, issued. As a result of the market value of equity upon emergence from chapter 11 bankruptcy proceedings, the estimated amount of U.S. CODI exceeded the estimated amount of the Company’s U.S. tax attributes by approximately $9,483 million. The actual reduction in tax attributes occurred on the first day of the tax year subsequent to the date of emergence, or January 1, 2011.

As a result of attribute reduction, we did not retain any U.S. net operating loss carryforwards, alternative minimum tax credits or capital loss carryforwards. In addition, approximately $938 million of our tax bases in

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

depreciable assets in the U.S. was eliminated. Accordingly, the liability for U.S. income taxes in 2011, 2012 and future periods reflects these adjustments and the U.S. cash tax liabilities for 2011, 2012 and the estimate for subsequent years is significantly higher than in 2010.

We recorded our adjusted taxes in fresh-start accounting without adjustment for estimated changes of tax attributes that occurred from May 1, 2010 to January 1, 2011, the date of actual reduction of tax attributes. Any adjustment to our tax attributes as a result of events or transactions that occurred during the period from May 1, 2010 to December 31, 2010 was reflected in the earnings of the Successor Company for the period ended December 31, 2010.

The deferred tax effects of tax losses carried forward and the tax effects of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, reduced by a valuation allowance where appropriate, are presented below:

Millions of dollars	December 31 2012	December 31, 2011
Deferred tax liabilities:
Accelerated tax depreciation	$1,277	$1,299
Investment in joint venture partnerships	158	161
Other intangible assets	387	406
Inventory	632	627

Total deferred tax liabilities	2,454	2,493

Deferred tax assets:
Net operating loss carryforwards	554	609
Employee benefit plans	548	481
Deferred interest carryforwards	—	619
State and foreign income taxes, net of federal tax benefit	12	5
Environmental reserves	37	35
Other	72	136

Total deferred tax assets	1,223	1,885
Deferred tax asset valuation allowances	(551)	(570)

Net deferred tax assets	672	1,315

Net deferred tax liabilities	$1,782	$1,178

Balance sheet classifications:
Deferred tax assets—current	$46	$29
Deferred tax assets—long-term	44	20
Deferred tax liability—current	558	310
Deferred tax liability—long-term	1,314	917

Net deferred tax liabilities	$1,782	$1,178

The application of fresh-start accounting on May 1, 2010 resulted in the re-measurement of deferred income tax liabilities associated with the revaluation of the Company’s assets and liabilities pursuant to ASC 852. As a result, deferred income taxes were recorded at amounts determined in accordance with ASC 740 of $857 million as of December 31, 2010. Further, we recorded valuation allowances against certain of our deferred tax assets resulting from this re-measurement.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, 2012 and 2011, we had total tax losses carried forward in the amount of $1,787 million and $2,120, million, respectively, for which a deferred tax asset was recognized at December 31, 2012 and 2011 of $554 million and $609 million, respectively.

The expiration of the tax losses carried forward and the related deferred tax asset, before valuation allowance, as of December 31, 2012 was as follows:

Millions of dollars	Net Operating Loss Carry Forwards	Deferred Tax on Net Operating Loss Carry Forwards
2013	$1	$—
2014	14	4
2015	116	38
2016	4	1
2017	17	3
Thereafter	447	119
Indefinite	1,188	389

	$1,787	$554

Valuation allowances are provided against certain net deferred tax assets for tax losses carried forward in Canada, France, Japan, Spain, Thailand, Mexico, the United Kingdom and the United States.

In assessing the recoverability of the deferred tax assets, we consider whether it is more likely than not that the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies. In order to fully realize the deferred tax assets related to the net operating losses, we will need to generate sufficient future taxable income in the countries where these net operating losses exist during the periods in which the net operating losses can be utilized. Based upon projections of future taxable income over the periods in which the net operating losses can be utilized and/or the temporary differences can be reversed, management believes it is more likely than not that the deferred tax assets in excess of the valuation allowance of $551 million at December 31, 2012 will be realized.

At the end of 2012, the balance of cumulative valuation allowances was $551 million. The decrease in 2012 relates primarily to the utilization of tax attributes in our French operations for which a valuation allowance continues to be provided. The change in the current year valuation allowance was impacted by restructuring which did not impact income tax expense. The increase in 2011 relates exclusively to an additional $11 million of valuation allowance during the year related primarily to our non-U.S. operations. During the Predecessor period, the Company recorded a valuation allowance of $262 million against deferred tax assets, primarily related to our French operations and various deferred tax assets resulting from the implementation of fresh-start accounting. In the 2010 Successor period, we reversed valuation allowances attributable to our Dutch net operating loss carryforwards as improved business results combined with a restructuring of debt caused us to conclude that it is now more likely than not that the deferred tax assets will be realized. We also reversed valuation allowances during the 2010 Successor period related to a portion of our French deferred tax assets due to a restructuring of our French operations. These reversals resulted in a net decrease in income tax expense of $266 million in the Successor period. There were also changes in the valuation allowances for 2012, 2011 and 2010 related to translation adjustments.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In most cases, including earnings generated by U.S. subsidiaries, deferred taxes have not been provided for possible future distributions of earnings of subsidiaries as such dividends are not expected to be subject to further taxation upon their distribution. Deferred taxes on the unremitted earnings of certain equity joint ventures of $40 million and $45 million at December 31, 2012 and 2011, respectively, have been provided to the extent that such earnings are subject to taxation on their future remittance.

Tax benefits totaling $548 million and $483 million relating to uncertain tax positions were unrecognized as of December 31, 2012 and 2011, respectively. The following table presents a reconciliation of the beginning and ending amounts of unrecognized tax benefits:

	Successor			Predecessor
	For the Year Ended December 31,		May 1 through December 31, 2010	January 1 through April 30, 2010
Millions of dollars	2012	2011
Balance, beginning of period	$483	$441	$451	$68
Additions for tax positions of current year	15	54	1	373
Additions for tax positions of prior years	50	7	16	41
Reductions for tax positions of prior years	—	(19)	(4)	(11)
Cash settlements	—	—	(23)	—
Effects of currency exchange rates	—	—	—	(3)
Discharge upon emergence from bankruptcy	—	—	—	(17)

Balance, end of period	$548	$483	$441	$451

The majority of the 2012, 2011 and 2010 balances, if recognized, will affect the effective tax rate. We operate in multiple jurisdictions throughout the world, and our tax returns are periodically audited or subject to review by both domestic and foreign tax authorities. We are no longer subject to any significant income tax examinations by tax authorities for the years prior to 2006 in The Netherlands and Italy, prior to 2007 in Germany, prior to 2008 in France and prior to 2009 in the U.S., our principal tax jurisdictions. Further, as a result of the uncertainties in the application of complex tax principles related to the Company’s reorganization, the Company did not recognize tax benefits of $360 million in the Predecessor period ended April 30, 2010. We do not expect any significant changes in the amounts of unrecognized tax benefits during the next 12 months.

We recognize interest expense and penalties related to uncertain income tax positions as a component of interest expense and penalties in the income statement. We have accrued and recognized $4 million for the payment of interest and penalties as of December 31, 2012. We accrued and recognized less than $1 million for the payment of interest and penalties for the year ended December 31, 2011 and for the Predecessor and Successor periods of 2010.

19. Commitments and Contingencies

Commitments—We have various purchase commitments for materials, supplies and services incident to the ordinary conduct of business, generally for quantities required for our businesses and at prevailing market prices. These commitments are designed to assure sources of supply and are not expected to be in excess of normal requirements. Our capital expenditure commitments at December 31, 2012 were in the normal course of business.

Financial Assurance Instruments—We have obtained letters of credit, performance and surety bonds and have issued financial and performance guarantees to support trade payables, potential liabilities and other obligations.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Considering the frequency of claims made against the financial instruments we use to support our obligations, and the magnitude of those financial instruments in light of our current financial position, management does not expect that any claims against or draws on these instruments would have a material adverse effect on our consolidated financial statements. We have not experienced any unmanageable difficulty in obtaining the required financial assurance instruments for our current operations.

Environmental Remediation—Our accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $126 million as of December 31, 2012. The accrued liabilities for individual sites range from less than $1 million to $23 million. The remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In our opinion, it is reasonably possible that losses in excess of the liabilities recorded may have been incurred. However, we cannot estimate any amount or range of such possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require us to reassess our potential exposure related to environmental matters.

The following table summarizes the activity in our accrued environmental liability included in “Accrued liabilities” and “Other liabilities”:

	Year Ended December 31,
Millions of dollars	2012	2011
Balance at beginning of period	$120	$107
Additional provisions	16	25
Amounts paid	(12)	(8)
Foreign exchange effects	2	(4)

Balance at end of period	$126	$120

Access Indemnity Demand—In December 2010, one of our subsidiaries received demand letters from affiliates of Access Industries (collectively, “Access”), a more than five percent shareholder of the Company, demanding indemnity for losses, including attorney’s fees and expenses, arising out of a pending lawsuit styled Edward S. Weisfelner, as Litigation Trustee of the LB Litigation Trust v. Leonard Blavatnik, et al., Adversary Proceeding No. 09-1375 (REG), in the United States Bankruptcy Court, Southern District of New York. In the Weisfelner lawsuit, the plaintiffs seek to recover from Access, the return of all amounts earned by them related to their purchase of shares of Lyondell Chemical prior to its acquisition by Basell AF S.C.A.; distributions by Basell AF S.C.A. to its shareholders before it acquired Lyondell Chemical, and management and transaction fees and expenses. The trial that was scheduled for October 2011 has been postponed.

The Access affiliates have also demanded $100 million in management fees under a 2007 management agreement between an Access affiliate and the predecessor of LyondellBasell AF, as well as other unspecified amounts relating to advice purportedly given in connection with financing and other strategic transactions. In June 2009, an Access affiliate filed a proof of claim in Bankruptcy Court against LyondellBasell AF seeking “no less than” $723 thousand for amounts allegedly owed under the 2007 management agreement. In April 2011, Lyondell Chemical filed an objection to the claim and brought a declaratory judgment action for a determination that the demands are not valid. The declaratory judgment action is stayed pending the outcome of the Weisfelner lawsuit.

We do not believe that the 2007 management agreement is in effect or that the Company or any Company-affiliated entity owes any obligations under the management agreement, including for management fees or for indemnification. We intend to defend vigorously our position in any proceedings and against any claims or demands that may be asserted.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We cannot at this time estimate the reasonably possible loss or range of loss that may be incurred in the Weisfelner lawsuit; therefore, we cannot estimate the loss that may be sought by way of indemnity.

Indemnification—We are parties to various indemnification arrangements, including arrangements entered into in connection with acquisitions, divestitures and the formation of joint ventures. Pursuant to these arrangements, we provide indemnification to and/or receive indemnification from other parties in connection with liabilities that may arise in connection with the transactions and in connection with activities prior to completion of the transactions. These indemnification arrangements typically include provisions pertaining to third party claims relating to environmental and tax matters and various types of litigation. As of December 31, 2012, we had not accrued any significant amounts for our indemnification obligations, and we are not aware of other circumstances that would likely lead to significant future indemnification obligations. We cannot determine with certainty the potential amount of future payments under the indemnification arrangements until events arise that would trigger a liability under the arrangements.

In addition, at the time of Basell’s formation in 2005, the Company entered into agreements with Shell and BASF whereby they agreed to indemnify Basell and its successors for a significant portion of the potential obligations that could arise with respect to costs relating to contamination at various sites. These indemnity obligations are currently in dispute. Also, the agreements involving the purchase of the Berre cracker and Berre refinery include similar indemnities from Shell to Basell and its successors. These indemnity obligations are also currently in dispute. We recognized a pretax charge of $64 million as a change in estimate in 2010 related to such disputes, which arose during that period.

As part of our technology licensing contracts, we give indemnifications to our licensees for liabilities arising from possible patent infringement claims with respect to certain proprietary licensed technologies. Such indemnifications have a stated maximum amount and generally cover a period of five to ten years.

Other—We have identified an agreement related to a former project in Kazakhstan under which a payment was made that raises compliance concerns under the U.S. Foreign Corrupt Practices Act (the “FCPA”). We have engaged outside counsel to investigate these activities, under the oversight of the Audit Committee of the Supervisory Board, and to evaluate internal controls and compliance policies and procedures. In this respect, we may not have conducted business in compliance with the FCPA and may not have had policies and procedures in place adequate to ensure compliance. We made a voluntary disclosure of these matters to the U.S. Department of Justice and are cooperating fully with that agency. We cannot predict the ultimate outcome of these matters at this time since our investigations are ongoing. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. Violations of these laws could result in criminal and civil liabilities and other forms of relief that could be material to us.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

20. Stockholders’ Equity

Dividend distribution—The following table presents the dividends paid in the periods presented:

	Dividend Per	Aggregate
	Ordinary	Dividends
Millions of dollars, except per share amounts	Share	Paid	Date of Record
For the year 2012:
March	$0.25	$143	March 12, 2012
June	0.40	230	May 21, 2012
September	0.40	230	September 4, 2012
December	0.40	230	November 19, 2012
December	2.75	1,582	November 19, 2012

	$4.20	$2,415

For the year 2011:
May	$0.10	$57	May 5, 2011
September	0.20	114	August 17, 2011
December	0.25	142	November 25, 2011
December	4.50	2,580	November 25, 2011

	$5.05	$2,893

Ordinary Shares—The changes in the outstanding amounts of ordinary shares and treasury shares for the years ended December 31, 2012 and 2011 were as follows:

	Year Ended
	December 31,
	2012	2011
Ordinary shares outstanding:
Balance at the beginning of period	573,390,514	565,676,222
Share-based compensation	1,140,439	534,876
Warrants exercised	685,756	7,179,416

Balance at end of period	575,216,709	573,390,514

Ordinary shares held as treasury shares:
Balance at the beginning of period	4,051,013	1,122,651
Warrants exercised	293,888	3,462,693
Share-based compensation	(1,138,868)	(534,331)

Balance at the end of period	3,206,033	4,051,013

Ordinary shares issued at end of period	578,422,742	577,441,527

Treasury shares—The holders of our warrants may, at their option, purchase shares in a non-cash exercise. The amount of shares delivered under such an exercise is calculated using the treasury method of accounting and assumes the exercise price was paid in cash. During 2012 and 2011, $41 million and $317 million was recorded as Additional paid-in capital for the purchase of 0.9 million and 8.3 million ordinary shares, respectively, of which 293,888 and 3,462,693 ordinary shares are held in treasury.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accumulated Other Comprehensive Income (Loss)—The components of accumulated other comprehensive income (loss) were as follows at December 31:

Millions of dollars	2012	2011
Pension and post-retirement liabilities	$(422)	$(303)
Foreign currency translation	11	(124)

Total	$(411)	$(427)

Transactions recorded in “Accumulated other comprehensive income” are recognized net of tax.

21. Per Share Data

Basic earnings per share for the periods subsequent to April 30, 2010 are based upon the weighted average number of shares of common stock outstanding during the periods. Diluted earnings per share includes the effect of certain stock options and MTI awards. We have unvested restricted stock and restricted stock units that are considered participating securities for earnings per share.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Earnings per share data and dividends declared per share of common stock were as follows for the years ended December 31, 2012 and 2011, and for the period from May 1 through December 31, 2010:

	Year Ended				May 1 through
	December 31, 2012		December 31, 2011		December 31, 2010
	Continuing	Discontinued	Continuing	Discontinued	Continuing	Discontinued
Millions of dollars	Operations	Operations	Operations	Operations	Operations	Operations
Basic:
Net income (loss)	$2,858	$(24)	$2,472	$(332)	$1,561	$19
Less: net loss attributable to non-controlling interests	14	—	7	—	7	—

Net income (loss) attributable to the Company shareholders	2,872	(24)	2,479	(332)	1,568	19
Net income attributable to participating securities	(3)	—	(14)	2	(10)	—

Net income (loss) attributable to ordinary shareholders	$2,869	$(24)	$2,465	$(330)	$1,558	$19

Diluted:
Net income (loss)	$2,858	$(24)	$2,472	$(332)	$1,561	$19
Less: net loss attributable to non-controlling interests	14	—	7	—	7	—

Net income (loss) attributable to the Company shareholders	2,872	(24)	2,479	(332)	1,568	19
Net income attributable to participating securities	(3)	—	(14)	2	(10)	—

Net income (loss) attributable to ordinary shareholders	$2,869	$(24)	$2,465	$(330)	$1,558	$19

Millions of shares
Basic weighted average common stock outstanding	573	573	568	568	564	564
Effect of dilutive securities:
MTI	1	1	1	1	—	—
Stock options	3	3	3	3	—	—

Potential dilutive shares	577	577	572	572	564	564

Earnings (loss) per share:
Basic	$5.01	$(0.04)	$4.34	$(0.58)	$2.76	$0.03

Diluted	$4.96	$(0.04)	$4.32	$(0.58)	$2.75	$0.03

Millions of shares
Anti-dilutive stock options and warrants	—	—	1.0	1.0	11.5	11.5

Participating securities	3.0	3.0	3.6	3.6	3.7	3.7

Dividends declared per share of common stock	$4.20	$—	$5.05	$—	$—	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

22. Segment and Related Information

We operate in five business segments. The marketing of oxyfuels previously was aligned with the sale of products from the refining business, particularly our Berre refinery. We moved the management responsibility for business decisions relating to oxyfuels to our I&D business with the closure of the Berre refinery because profits generated by oxyfuels products are related to sourcing decisions regarding certain co-products of propylene oxide production. Accordingly, results for our oxyfuels business, which were previously included in our Refining segment results, have been reflected in our I&D segment since the second quarter of 2012. All comparable periods presented have been revised to reflect this change. Our five segments consist of the following:

•	Olefins and Polyolefins–Americas (“O&P–Americas”). Our O&P—Americas segment produces and markets olefins, including ethylene and ethylene co-products, and polyolefins.

•

Olefins and Polyolefins–Europe, Asia, and International (“O&P—EAI”). Our O&P–EAI segment produces and markets olefins, including ethylene and ethylene co-products, polyolefins, and polypropylene compounds.

•

Intermediates and Derivatives (“I&D”). Our I&D segment produces and markets propylene oxide (“PO”) and its co-products and derivatives, acetyls, ethanol, ethylene oxide (“EO”) and its derivatives, and oxygenated fuels, or oxyfuels.

•	Refining. Our refining segment refines heavy, high—sulfur crude oil on the U.S. Gulf Coast.

•	Technology. Our Technology segment develops and licenses chemical and polyolefin process technologies and manufactures and sells polyolefin catalysts.

The accounting policies of the segments are the same as those described in “Summary of Significant Accounting Policies” (see Note 2), except that the Predecessor’s segment operating results reported to management reflected costs of sales determined using current costs, which approximated results using the LIFO method of accounting for inventory. These current cost-basis operating results are reconciled to consolidated operating income in the Predecessor tables below. Sales between segments are made primarily at prices approximating prevailing market prices.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Summarized financial information concerning reportable segments is shown in the following table for the periods presented.

Successor
Millions of dollars	Olefins and Polyolefins —Americas	Olefins and Polyolefins— Europe, Asia & International	Intermediates & Derivatives	Refining	Technology	Other	Total
Year Ended December 31, 2012
Sales and other operating revenues:
Customers	$8,987	$14,203	$9,280	$12,490	$377	$15	$45,352
Intersegment	3,947	318	378	801	121	(5,565)	—

	12,934	14,521	9,658	13,291	498	(5,550)	45,352
Operating income	2,650	127	1,430	334	122	13	4,676
Income (loss) from equity investments	25	121	(3)	—	—	—	143
Capital expenditures	468	254	159	136	43	—	1,060
Depreciation and amortization expense	281	285	194	148	73	2	983

Millions of dollars	Olefins and Polyolefins —Americas	Olefins and Polyolefins— Europe, Asia & International	Intermediates & Derivatives	Refining	Technology	Other	Total
Year Ended December 31, 2011
Sales and other operating revenues:
Customers	$10,349	$15,223	$9,293	$12,886	$376	$56	$48,183
Intersegment	4,531	368	207	820	130	(6,056)	—

	14,880	15,591	9,500	13,706	506	(6,000)	48,183
Operating income (loss)	1,855	435	1,156	809	107	(25)	4,337
Income from equity investments	21	168	27	—	—	—	216
Capital expenditures	425	235	101	224	26	10	1,021
Depreciation and amortization expense	246	262	186	153	84	—	931

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Millions of dollars	Olefins and Polyolefins —Americas	Olefins and Polyolefins— Europe, Asia & International	Intermediates & Derivatives	Refining	Technology	Other	Total
May 1 through December 31, 2010
Sales and other operating revenues:
Customers	$5,993	$8,648	$5,363	$5,853	$291	$(16)	$26,132
Intersegment	2,413	302	20	406	74	(3,215)	—

	8,406	8,950	5,383	6,259	365	(3,231)	26,132
Operating income (loss)	1,039	367	629	208	69	(20)	2,292
Income from equity investments	16	68	2	—	—	—	86
Capital expenditures	146	106	79	80	19	11	441
Depreciation and amortization expense	151	147	105	82	78	(5)	558

Predecessor
Millions of dollars	Olefins and Polyolefins —Americas	Olefins and Polyolefins— Europe, Asia & International	Intermediates & Derivatives	Refining	Technology	Other	Total
January 1 through April 30, 2010
Sales and other operating revenues:
Customers	$3,220	$4,078	$2,604	$2,787	$104	$14	$12,807
Intersegment	963	(52)	144	264	41	(1,360)	—

	4,183	4,026	2,748	3,051	145	(1,346)	12,807
Segment operating income (loss)	317	106	192	(97)	39	(52)	505
Current cost adjustment							199

Operating income							704
Income (loss) from equity investments	5	80	(1)	—	—	—	84
Capital expenditures	52	102	12	31	12	3	212
Depreciation and amortization expense	160	108	117	152	23	5	565

Sales and other operating revenues and operating income (loss) in the “Other” column above include elimination of intersegment transactions.

In 2012, we recognized benefits of $29 million, $18 million and $53 million associated with insurance settlements related to Hurricane Ike for the O&P—Americas, I&D and Refining segments, respectively. Operating results for the Refining segment also include a benefit of $24 million for the recovery related to a former employee who plead guilty to fraud in 2010. In addition, we recognized a $28 million benefit in our

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

O&P—EAI segment related to the reversal of a reserve established at emergence for an unfavorable monomer contract. These benefits were partially offset by charges of $22 million in our O&P—EAI segment for the impairment of assets at our Wesseling, Germany site and $35 million and $18 million in our O&P—EAI and Technology segments, respectively, for restructuring activities in Europe.

Operating results of the O&P–Americas segment include charges of $161 million related to the liquidation of LIFO inventory. Inventory levels, which were increased in the fourth quarter 2011 in preparation for a turnaround at our Channelview, Texas facility, decreased in 2012 following the commencement of the turnaround. Results for our Refining segment also included a $13 million benefit associated with the liquidation of LIFO inventory.

In 2011, we recognized benefits of $34 million and $36 million in the Refining segment related to an insurance recovery associated with the fraudulent misconduct of a former employee described above and the liquidation of LIFO inventory, respectively. In addition, charges of $39 million were recognized in the Technology segment related to the impairments of assets and restructuring charges due to a facility closure and impairments of discontinued research and development projects. Charges of $77 million and $16 million related to activities to reorganize certain functional organizations and environmental liabilities at Wesseling, Germany site, respectively, were recognized in the O&P—EAI segment.

In the 2010 Successor period, we recognized a $64 million charge related to a change in estimate associated with a dispute over environmental liability, including $56 million and $8 million related to the O&P—EAI and Technology business segments, respectively, which are reflected in Cost of sales on the Consolidated Statements of Income. In addition, we recorded non-cash charges of $34 million and $8 million in our O&P—Americas and I&D segments, respectively, to adjust the value of our finished goods inventory to market as of December 31, 2010. These non-cash charges were the result of the decline in the market prices for certain products, primarily polypropylene. In the 2010 Successor period, we also recognized a charge of $8 million related to the liquidation of LIFO inventory, which included charges of $9 million in our O&P–Americas segment and $17 million in our Technology segment, partially offset by a benefit of $18 million in our I&D segment.

Long-lived assets of continuing operations, including goodwill, are summarized and reconciled to consolidated totals in the following table:

Millions of dollars	Olefins and Polyolefins —Americas	Olefins and Polyolefins— Europe, Asia & International	Intermediates & Derivatives	Refining	Technology	Other	Total
December 31, 2012
Property, plant and equipment, net	$2,167	$2,437	$1,830	$985	$274	$3	$7,696
Investment in PO Joint Ventures	—	—	397	—	—	—	397
Equity and other investments	162	1,303	118	—	—	—	1,583
Goodwill	162	175	245	—	9	—	591

December 31, 2011
Property, plant and equipment, net	$1,945	$2,385	$1,738	$943	$309	$13	$7,333
Investment in PO Joint Ventures	—	—	412	—	—	—	412
Equity and other investments	154	1,265	140	—	—	—	1,559
Goodwill	162	172	242	—	9	—	585

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Property, plant and equipment, net, included in the “Other” column above includes assets related to corporate and support functions.

The following geographic data for revenues are based upon the delivery location of the product and for long-lived assets, the location of the assets.

	Successor			Predecessor
			May 1	January 1
	Year Ended		through	through
	December 31,		December 31,	April 30,
Millions of dollars	2012	2011	2010	2010
Sales and other operating revenues:
North America	$25,666	$26,527	$14,027	$7,290
Europe	12,845	14,452	8,550	3,727
The Netherlands	1,032	1,217	589	150
All other	5,809	5,987	2,966	1,640

Total	$45,352	$48,183	$26,132	$12,807

	Long-Lived Assets
Millions of dollars	2012	2011
United States	$5,365	$5,060
Non-U.S.:
Germany	1,747	1,754
The Netherlands	730	749
France	557	558
Other non-U.S.	2,315	2,360

Total non-U.S.	5,349	5,421

Total	$10,714	$10,481

Long-lived assets include Property, plant and equipment, net, Intangible assets, net, Equity investments, and Investments in PO joint ventures (see Notes 8 and 9).

23. Emergence from Chapter 11 Proceedings

On April 23, 2010, the U.S. Bankruptcy Court confirmed LyondellBasell AF’s Third Amended and Restated Plan of Reorganization and the Debtors emerged from chapter 11 protection on April 30, 2010.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company’s charges (credits) for reorganization items, including charges recognized by the Debtors, were as follows:

	Successor			Predecessor
	Year Ended December 31,		May 1 through December 31, 2010	January 1 through April 30, 2010

Millions of dollars	2012	2011
Change in net assets resulting from the application of fresh-start accounting	$—	$—	$—	$6,542
Gain on discharge of liabilities subject to compromise	—	—	—	(13,617)
Asset write-offs and rejected contracts	—	—	—	25
Estimated claims	(5)	39	(1)	(262)
Professional fees	1	5	21	172
Employee severance costs	—	—	(1)	—
Plant closures costs	—	—	—	12
Other	—	1	4	4

Total	$(4)	$45	$23	$(7,124)

Reorganization items, including professional advisory fees and other costs directly associated with our reorganization are classified as Reorganization items on the Consolidated Statements of Income.

Post-emergence reorganization items are primarily related to professional fees associated with claim settlements, plan implementation and other transition costs attributable to the reorganization. Pre-emergence reorganization items include provisions and adjustments to record the carrying value of certain pre-petition liabilities at their estimated allowable claim amounts, as well as the costs incurred by non-Debtor companies as a result of the Debtors’ chapter 11 proceedings.

24. Unaudited Quarterly Results

The following table presents selected financial data for the quarterly periods in 2012 and 2011 and has been revised to reflect discontinued operations (See Note 3, Discontinued Operations and Related Items, for additional information):

	For the Quarter Ended
Millions of dollars	March 31	June 30	September 30	December 31
2012
Sales and other operating revenues	$11,734	$11,248	$11,273	$11,097
Operating income (a)	940	1,449	1,328	959
Income from equity investments	46	27	32	38
Reorganization items(b)	5	(1)	—	—
Income from continuing operations(c)	594	768	851	645
Income (loss) from discontinued operations	5	—	(7)	(22)
Net income	599	768	844	623
Earnings per share:
Basic	1.04	1.34	1.47	1.10
Diluted	1.04	1.33	1.46	1.09

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	For the Quarter Ended
Millions of dollars	March 31	June 30	September 30	December 31
2011
Sales and other operating revenues	$11,380	$13,306	$12,516	$10,981
Operating income (d)	1,095	1,310	1,493	439
Income from equity investments	58	73	52	33
Reorganization items(b)	(2)	(28)	—	(15)
Income from continuing operations(e)	682	851	912	27
Loss from discontinued operations	(22)	(48)	(17)	(245)
Net income (loss)	660	803	895	(218)
Earnings (loss) per share:
Basic	1.16	1.41	1.56	(0.38)
Diluted	1.15	1.38	1.51	(0.38)

(a)	Operating income in the quarter ended June 30, 2012 includes a lower of cost or market inventory valuation adjustment of $71 million which was reversed in the quarter ended September 30, 2012 by a $71 million non-cash benefit due to the recovery of market price. In addition, operating income in the quarter ended March 31, 2012 included a charge of $22 million for impairment of assets at our Wesseling, Germany site. In the quarter ended June 30, 2012, operating income includes a benefit of $100 million associated with an insurance settlement related to Hurricane Ike. Operating income in the quarter ended September 30, 2012 included a benefit related to a $24 million recovery associated with a former employee who plead guilty to fraud in 2010. Operating income in the quarter ended December 31, 2012 included a benefit of $28 million related to the reversal of a reserve established at emergence for an unfavorable monomer contract. In addition, operating income in the quarter ended December 31, 2012 included charges of $53 million related to corporate restructuring activities in Europe.
(b)	See Note 23 for a description of reorganization items.
(c)	Income from continuing operations in 2012 included after-tax premiums and charges of $210 million related to the early repayment of debt in the quarter ended June 30, 2012. In addition, results for 2012 include a $10 million after-tax charge relate to a fair value adjustment associated with our warrants in the quarter ended March 31, 2012.
(d)	Operating income in 2011 includes corporate restructuring charges of $61 million, $14 million and $18 million, in the quarters ended June 30, September 30 and December 31, 2011, respectively. Operating income in 2011 also includes an impairment charge of $19 million in the quarter ended September 30, 2011.
(e)	Income from continuing operations in 2011 included after-tax premiums and charges of $8 million and $271 million in the quarters ended June 30 and December 31, 2011, respectively, related to the early repayment of debt. In addition, results for 2011 include after-tax fair value adjustments related to our warrants of a negative $59 million in the quarter ended March 31, 2011, benefits of $6 million and $22 million in the quarters ended June 30 and September 30, 2011, respectively, and a negative $6 million in the quarter ended December 31, 2011. Results for the quarter ended June 30, 2011 also include an after-tax gain of $26 million gain on the sale of surplus precious metals.

25. Subsequent Events

On May 14, 2013, LYB International Finance B.V. (“LYB International Finance”) was formed as a private company with limited liability in The Netherlands. LYB International Finance is a direct, 100 percent owned finance subsidiary of the Company, as defined in Rule 3-10(b) of Regulation S-X. LYB International Finance expects to issue debt securities that are fully and unconditionally guaranteed by the Company.